Exhibit (h)(1)

TRANSFER AGENCY AGREEMENT

     AGREEMENT dated as of August 1, 2008, between each registered investment company listed on Schedule A hereof (as amended from time to time) (each a “Fund”) and PNC Global Investment Servicing (U.S.) Inc. (“PNC”), a Massachusetts corporation with principal offices at 301 Bellevue Parkway, Wilmington, Delaware 09809. Use of "the Fund" in this Agreement shall mean each Fund considered in its individual capacity.

W I T N E S S E T H:

WHEREAS, each Fund may issue Shares to investors in separate series and in separate classes within each series; and

WHEREAS, each Fund desires to retain PNC as its transfer agent, dividend disbursing agent and agent in connection with certain other activities, and PNC desires to provide such services on the terms herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, each Fund and PNC agree to all statements set forth above and as follows:

1.	Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

(a) “Account Inquiry” shall mean any access to the PNC System via Internet
Account Management Web Site initiated by an End-User which is not a Financial Transaction;

(b) “Articles of Organization” shall mean the Articles of Organization, Declaration of
Trust or other charter document of the Fund, as the same may be amended from time to time;

(c) “Authorized Person” shall be deemed to include any person duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to
PNC from time to time;

(d) “Commission” shall mean the Securities and Exchange Commission;

(e) “Counsel” shall mean (i) outside legal counsel of the Fund in its capacity as such and (ii) outside legal counsel of PNC if such counsel has been specifically authorized by an
Authorized Person of the Fund to render its opinion on the matter that has arisen;

(f) “Custodian” refers to the custodian and any sub-custodian of all securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such custodian duly engaged by the Fund;

(g) "Eaton Vance" means Eaton Vance Management, a Massachusetts business trust.

(h) “End-User” shall mean any Shareholder that accesses the PNC System via
Internet Account Management Web Site;

(h) “Financial Transaction” shall mean purchase, redemption, exchange or any other transaction involving the movement of Shares initiated by an End-User;

(i) “Fund Home Page” shall mean the Fund’s proprietary web site on the Internet used by the Fund to provide information to its shareholders and potential shareholders;

(j) “Internet Account Management Web Site” shall mean the PNC proprietary system consisting of the PNC Secure Net Gateway and the PNC Web Transaction Engine;

(k) “Internet” shall mean the communications network comprised of multiple communications networks linking education, government, industrial and private computer networks;

(l) “Oral Instructions” shall mean instructions, other than Written Instructions, actually received by PNC from a person reasonably believed by PNC to be an Authorized
Person;

(m) “PNC Secure Net Gateway” shall mean the system of computer hardware and software and network established by PNC to provide access between PNC System and the
Internet;

(n) “PNC Web Transaction Engine” shall mean the system of computer hardware and software created and established by PNC in order to enable Shareholders of the Fund to perform the transactions contemplated hereunder;

(o) “Prospectus” shall mean the Fund’s current prospectus and statement of additional information, including any supplements thereto, relating to the registration of the Fund’s Shares under the Securities Act of 1933, as amended, and the 1940 Act or, if not registered under the
Securities Act of 1933, the Fund’s most recent amendment to its registration statement under the
1940 Act;

(p) “Shares” refers to the shares of beneficial interest or common stock of the Fund
(which may be divided into series, classes or both);

(q) “Shareholder” means a record owner of Shares;

(t) “Trustees” or “Board of Trustees” refers to the duly elected Trustees or Directors of the Fund;

(u) “Written Instructions” means any written communication signed by an
Authorized Person and actually received by PNC, and shall include manually executed originals and authorized electronic transmissions of such originals (including telefacsimile); and

(v)	The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

2.	Appointment of PNC. The Fund hereby appoints PNC as transfer agent for its
Shares and as shareholder servicing agent for the Fund, and PNC accepts such appointment, agrees to perform the duties hereinafter set forth and, in particular and without limitation, agrees to service each Fund in a dedicated staffing environment with respect to Client Services,
Transaction Processing, Correspondence, Management Company Support and FSR Dedicated
Systems throughout the term of the Agreement, unless otherwise agreed by a particular Fund.

3.	Duties of PNC.

(a)	PNC shall be responsible for administering and/or performing transfer agent functions; for acting as service agent in connection with dividend and distribution functions; and
for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of
Shares. Such duties are described in the written Schedule of Duties of PNC annexed hereto as
Schedule B. PNC shall also act in accordance with the terms of the Prospectus of the Fund, applicable law and the procedures established from time to time between PNC and the Fund.

(b)	PNC shall record the issuance of Shares and maintain pursuant to Rule 17Ad10(e)
under the Securities Act of 1934 a record of the total number of Shares of the Fund which are authorized (with due authorization based upon data provided by the Fund), issued and outstanding. PNC shall provide the Fund on a regular basis with such information but shall have no obligation, when recording the issuance of Shares, to monitor the legality of issuance of
Shares or to take cognizance of any laws relating to the proper issue or sale of such Shares, which functions shall be the sole responsibility of the Fund (or its principal underwriter or administrator).

(c)	PNC agrees to provide the services set forth herein in accordance with the schedule of Performance Standards attached hereto as Exhibit 1.

(d)	Anti-Money Laundering. To the extent the other provisions of this Agreement require PNC to establish, maintain and monitor accounts of investors in the Fund consistent with securities laws, PNC shall perform reasonable actions necessary to help the Fund be in compliance with Section 352 of the USA PATRIOT Act, as follows: In this regard, PNC shall:
(a) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used to launder money or finance terrorist activities; (b) provide for independent testing, by an employee who is not responsible for the operation of PNC's AML program or by an outside party, for compliance with PNC's established policies and procedures; (c) designate a person or persons responsible for implementing and monitoring the operation and internal controls of PNC's AML program; and (d) provide ongoing training of PNC personnel relating to the prevention of money-laundering activities. Upon the reasonable request of the Fund, PNC shall provide to the Fund: (x) a copy of PNC's written AML policies and procedures (it being understood such information is to be considered confidential and treated as such and afforded all protections provided to confidential information under this
Agreement); (y) at the option of PNC, a copy of a written assessment or report prepared by the party performing the independent testing for compliance, or a summary thereof, or a certification that the findings of the independent party are satisfactory; and (z) a summary of the AML training provided for appropriate personnel. PNC agrees to permit inspections relating to its
AML program by U.S. Federal departments or regulatory agencies with appropriate jurisdiction and to make available to examiners from such departments or regulatory agencies such information and records relating to its AML program as such examiners shall reasonably request.
Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 352) or regulations promulgated thereunder.

To help the Fund comply with its requirements to establish and implement a due diligence program for “foreign financial institution” accounts (which the Fund is required to have under regulations issued under Section 312 of the USA PATRIOT Act), PNC will do the following:

(i) Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 103.175(h))(“Foreign Financial
Institution”);

(ii) Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii) Assess the money laundering risk presented by each such Foreign Financial
Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 103.176), and assign a risk category to each such
Foreign Financial Institution account;

(iv) Apply risk-based procedures and controls to each such Foreign Financial
Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial
Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v) Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi) Adopt and operate enhanced due diligence policies for the Foreign Financial
Institution designated for enhanced due diligence in 31 CFR 103.176 in accordance and consistent with 31 CFR 103.176;

(vii)	Record due diligence program and maintain due diligence records relating to
Foreign Financial Institution accounts; and

(viii)	Report to the Fund about measures taken under (i)-(vii) above.

Notwithstanding anything to the contrary, and without expanding the scope of the express language in this subsection 3(d), PNC need not complete any due diligence beyond the requirements of the relevant Foreign Financial Institution due diligence program regulations and PNC need not perform any task that need not be performed for the Fund to be in compliance with relevant Foreign Financial Institution due diligence program regulations.

Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section
312) or regulations promulgated thereunder. This amendment specifically excludes private bank account provisions of Section 312 of the USA PATRIOT Act.

(e)	Customer Identification Program (“CIP”) Services.

(i)	To help the Fund comply with its Customer Identification Program (which the
Fund is required to have under regulations issued under Section 326 of the USA
PATRIOT Act) PNC will do the following:

(A)	Implement procedures under which new accounts in the Fund are not established unless PNC has obtained the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”)
for each corresponding Customer (as defined in 31 CFR 103.131).

(B)	Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened.
Methods may consist of non-documentary methods (for which PNC may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 103.131), and may include procedures under which PNC personnel perform enhanced due diligence to verify the identities of
Customers the identities of whom were not successfully verified through the first-
level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(C)	Record the Data Elements and maintain records relating to verification of new
Customers consistent with 31 CFR 103.131(b)(3).

(D)	Regularly report to the Fund about measures taken under (A)-(C) above.

(E)	If PNC provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, work with the Fund to notify prospective Customers, consistent with 31 CFR 103.(b)(5), about the Fund’s CIP.

(ii)	Notwithstanding anything to the contrary, and without expanding or limiting the scope of the express language above, PNC will only be required to collect the Data
Elements for (or verify) prospective Customers (or accounts) as required by the USA
Patriot Act and any relevant regulations promulgated there under (for example, PNC will not verify customers opening accounts through NSCC).

(iii)	The Fund hereby represents and warrants that each of the funds serviced by PNC, and each legal entity of which such fund is a part, has, and will at all times during which this Agreement is in effect maintain in place, a written agreement with each such other fund and entities, under which all such parties may rely upon the Customer Identification
Programs of any other with respect to prospective investors who are then existing customers of such other. Given such policy, PNC need not perform steps (A)-(F) above with respect to any subscriber who is then a customer of any other fund within the same
“fund family” as the Fund.

(f)	Government List Restriction Screening. In connection with the U.S. Treasury
Department’s Office of Foreign Assets Control (“OFAC”) list of Specially Designated Nationals
(“OFAC List”) and list of countries which OFAC imposes sanctions (“Sanctioned Countries”, together with the OFAC List, “Government Restrictions List”), PNC shall:

(i)	maintain a database of SDNs and Sanctioned Countries (the “PNC OFAC
Database”);

(ii)	update the PNC OFAC Database as OFAC issues updates to the Government
Restrictions List;

(iii)	on a daily basis, conduct a matching routine between PNC OFAC Database and any new shareholder account or existing shareholder account that has had a change to the name or address fields:

(iv)	upon receipt of OFAC updates to Government Restrictions List, conduct a matching routine for all shareholder accounts;

(v)	review potential matches discovered in both the daily and full shareholder processes;

(vi)	report confirmed matches to OFAC, as required;

(vii)	unless otherwise instructed by OFAC or restricted by law, inform the Fund in cases where a confirmed match has been reported; and

(viii)	implement any action, including but not limited to blocking an account and/or rejecting a transfer of funds, as PNC or the Fund may determine to be necessary for the
Fund to comply with the applicable Government Restriction List.

(g)	FinCEN 314(a) Requests.	Upon receipt of a FinCEN 314(a) request (a “314(a)
Request”) from the Fund, PNC shall use its Government Restrictions List matching technology to compare the entries on the 314(a) Request to shareholder records maintained for the Fund.
Based on this comparison, PNC shall provide the Fund with a list of shareholder records which appear to match the 314(a) Request entries. In cases where no shareholder records appear to match entries on a 314(a) Request, PNC shall provide written notification to the Fund that no matches were found.

(h)	Internet Account Management Services.	PNC agrees to provide the following
services to the Funds in connection with PNC’s proprietary Internet Account Management product and service:

(i)	In accordance with the written Internet Account Management procedures and product functionality documentation provided to the Fund by PNC, PNC shall, through the use of the PNC Web Transaction Engine and Secure Net Gateway; (A) enable the
Funds and End-Users to utilize the Internet to access Fund information maintained by the
Fund on the Fund Home Page; and (B) enable End-Users to utilize the Internet to access the PNC System in order to perform account inquiries and transactions in Shareholder accounts.

(ii)	Process the set up of personal identification numbers (“PIN”) which shall include verification of initial identification numbers issued, reset and activate personalized PIN’s and reissue new PIN’s in connection with lost PIN’s.

(iii)	Installation services which shall include, review and sign off on the Fund’s network requirements, recommending method of linking to the PNC Web Transaction
Engine, installing network hardware and software, implementing the network connectivity, and testing the network connectivity and performance;

(iv)	Maintenance and support of the PNC Secure Net Gateway and the PNC Web
Transaction Engine, which includes the following:

(A)	error corrections, minor enhancements and interim upgrades to Internet
Account Management Web Site which are made generally available by PNC to
Internet Account Management Web Site customers;

(B)	help desk support to provide assistance to Fund employees with the Fund’s use of Internet Account Management Web Site.

Maintenance and support shall not include (i) access to or use of any substantial added functionality, new interfaces, new architecture, new platforms, new versions or major development efforts, unless made generally available by PNC to Internet Account
Management Web Site clients, as determined solely by PNC; or (ii) maintenance of customized features.

(v)	Maintenance and upkeep of the security infrastructure and capabilities described in the procedures and product functionality documentation.

(vi)	Upon request, prepare and forward monthly usage reports to the Fund which shall provide the Fund with a summary of activity and functionality used by and End-Users.

(vii) In connection with the Internet Account Management services provided by PNC hereunder, the Fund shall be responsible for the following:

	(A)	establishment and maintenance of the Fund Home Page on the Internet;

	(B)	services and relationships between the Fund and any third party on-line service providers to enable End-Users to access the Fund Home Page and/or the
Investor Services System via the Internet;
	(C)	provide PNC with access to and information regarding the Fund Home
Page in order to enable PNC to provide the services contemplated hereunder.

(i)	SEC Rule 22c-2 Services. With respect to the Fund's obligations under SEC Rule
22c-2, PNC will furnish to Customer the services provided for by Schedule F to this Agreement and in respect of such services the Fund will pay to PNC the fees and charges as set forth in the writing referred to at Section 6(a) hereof.

(j)	AdvisorCentral Services. PNC will enable the Fund to participate in the services made available by AdvisorCentral LLC in accordance with Schedule G to this Agreement and in respect of such services the Fund will pay to PNC the fees and charges as set forth in the writing referred to at Section 6(a) hereof.

4.	Recordkeeping, and Other Information.

(a)	PNC shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule B in accordance with all applicable laws, rules and regulations, including records required by Section 31(a) of the 1940 Act and the rules thereunder.
Where applicable, such records shall be maintained by PNC for the periods and the places required by Rule 31a-2 under the 1940 Act.

(b)	PNC agrees that all such records prepared or maintained by PNC relating to the services to be performed by PNC hereunder are the property of the Fund, and will be surrendered promptly to the Fund on and in accordance with the Fund’s request.

(c)	In case of any requests or demands for the inspection of Shareholder records of the Fund by third parties, PNC will endeavor to notify the Fund of such request and secure
Written Instructions as to the handling of such request. PNC reserves the right, however, to exhibit the Shareholder records to any person whenever it is required to do so by law.

5.	Fund Instructions - Limitations of Liability.

(a)	PNC will have no liability when acting in conformance with Written or Oral
Instructions reasonably believed to have been executed or orally communicated by an
Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. PNC will also have no liability when processing Share certificates which it reasonably believes them to bear the proper manual or facsimile signatures of the Officers of the Fund and the proper countersignature of
PNC.

(b)	At any time, PNC may apply to any Authorized Person of the Fund for Written
Instructions and may, after obtaining prior oral or written approval by an Authorized Person, seek advise from Counsel with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with this opinion of Counsel. Written
Instructions requested by PNC will be provided by the Fund within a reasonable period of time.
In addition, PNC, its Officers, agents or employees, shall accept Oral Instructions or Written
Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is known by PNC, or its Officers, agents or employees, to be an Authorized
Person. PNC shall have no duty or obligation to inquire into, nor shall PNC be responsible for, the legality of any act done by it upon the request or direction of an Authorized Person.

(c)	Notwithstanding any of the foregoing provisions of this Agreement, PNC shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the propriety of the amount per share to be paid on any redemption; (iii) the legality of the declaration of any dividend by the Trustees, or the legality of the issuance of any Shares in payment of any dividend; or (iv) the legality of any recapitalization or readjustment of the
Shares.

(d)	PNC will not be liable or responsible for delays or errors by reason of circumstances beyond its control, including acts of civil or military authority, national emergencies, fire, mechanical breakdown beyond its control, flood, acts of God, insurrection, war, riots, acts of terrorism and loss of communication or power supply, provided, however, that
PNC shall have acted in accordance with its Disaster Recovery Plan a summary of which is attached hereto as Exhibit 2, which Exhibit may be amended from time to time by agreement of the Fund and PNC.

6.	Compensation.

(a)	The Fund will compensate PNC for the performance of its obligations hereunder in accordance with the fees and out-of-pocket expenses set forth in writing between the parties.

(b)	The parties agree to review at least annually at a Trustees’ meeting of the Fund the services provided, cost thereof, and fees and expenses charged, including comparative information regarding the transfer agency industry. The compensation agreed to hereunder may be adjusted from time to time by entering into a revised fee agreement, dated and executed by the parties hereto.

(c)	(i)	PNC has established certain cash management accounts (“Service
Accounts”) required to provide services under this Agreement. Each Fund acknowledges (A)
PNC may receive investment earnings from sweeping the funds in such Service Accounts into investment accounts including, but not limited, investment accounts maintained at an affiliate or client of PNC; (B) balance credits earned with respect to the amounts in such Service Accounts
(“Balance Credits”) will be used to offset the banking service fees imposed by the cash management service provider (the “Banking Service Fees”); (C) PNC shall retain any excess
Balance Credits for its own use; (D) Balance Credits will be calculated and applied toward the
Fund’s Banking Service Fees regardless of the Service Account balance sweep described in Sub-
Section (A); and (E) PNC may use the services of third-party vendors in connection with the issuance of redemption and distribution checks and shall retain any benefits obtained from any arrangements with such vendors, including any commission or return on float paid to it by any such vendors.

(ii)	Each Fund represents and warrants to PNC that (A) the terms of this
Agreement, (B) the fees and expenses associated with this Agreement, and (C) any benefits accruing to PNC or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PNC to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board of
Trustees of the Fund and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

7.	Documents. In connection with the appointment of PNC, the Fund shall upon request, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for PNC to prepare to perform its duties hereunder, furnish PNC with the following documents:

(a)	A certified copy of the Declaration of Trust and By-Laws of the Fund, as amended;

(b)	A copy of the resolution of the Trustees authorizing the execution and delivery of this Agreement;

(c)	If applicable, a specimen of the certificate for Shares of the Fund in the form approved by the Trustees, with a certificate of an Officer of the Fund as to such approval;

(d)	All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund; and

(e)	With respect to any Fund previously serviced by another transfer agent, to the extent practicable a certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefor, and the number of Shares redeemed by the Fund.

8.	PNC System.

(a)	PNC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PNC in connection with the services provided by PNC to the Fund herein, including PNC’s IMPRESS technology (the “PNC
System”), provided PNC has valid legal title thereto. PNC and the Fund agree to the terms of the
IMPRESS license attached hereto as Schedule C.

(b)	PNC hereby grants to the Fund a limited license to the PNC System for the sole and limited purpose of having PNC provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

(c)	In the event that the Fund, including any affiliate or agent of the Fund or any third party acting on behalf of the Fund is provided with direct access to the PNC System for either account inquiry or to transmit transaction information, including but not limited to maintenance, exchanges, purchases and redemption, such direct access capability shall be limited to direct entry to the PNC System by means of on-line mainframe terminal entry or PC emulation of such mainframe terminal entry and any other non-conforming method of transmission of information to the PNC System is strictly prohibited without the prior written consent of PNC.

9.	Representations and Warranties.

(a)	PNC represents and warrants to the Fund that:

(i)	it is a corporation duly organized, existing and in good standing under the laws of the Commonwealth of Massachusetts;

(ii)	it is empowered under applicable laws and by its Articles of Incorporation and
By-Laws to enter into and perform this Agreement;

(iii)	all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

(iv)	PNC will maintain its registration as a transfer agent as provided in Section
17A(c) of the Securities Act of 1934, as amended, (the “1934 Act”) and shall comply with all applicable provisions of Section 17A of the 1934 Act and the rules promulgated thereunder, as may be amended from time to time, including rules relating to record retention;

(v)	it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(vi)	to the best of its knowledge, the various procedures and systems which PNC has implemented or will implement with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for 24 hours-a-day restricted access) of the
Fund’s records and other data and PNC’s records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgement are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis; and

(b)	The Fund represents and warrants to PNC that:

(i)	it is duly organized, existing and in good standing under the laws of the jurisdiction in which it is organized;

(ii)	it is empowered under applicable laws and by its Declaration of Trust and By-
Laws to enter into this Agreement;

(iii)	all corporate proceedings required by said Declaration of Trust, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

(iv)	a registration statement under the Securities Act of 1933, as amended, and/or the
1940 Act is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

(v)	all outstanding Shares are validly issued, fully paid and non-assessable and when
Shares are hereafter issued in accordance with the terms of the Fund’s Declaration of Trust and its Prospectus with respect to each Portfolio, such Shares when issued shall be validly issued, fully paid and non-assessable.

10.	Duty of Care and Indemnification.

(a)	Each party shall fulfill its obligations hereunder by acting with reasonable care and in good faith;

(b)	The Fund will indemnify PNC against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses)
resulting from any claim, demand, action or suit not resulting from the willful misconduct, bad faith or negligence of PNC (or of any agent of PNC, including without limitation, the sub-
transfer agent contemplated by Section 14(d) hereof), and arising out of, or in connection with, its duties on behalf of the Fund hereunder. In addition, the Fund will indemnify PNC against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of: (i) any action taken in accordance with Written or Oral Instructions, or share certificates reasonably believed by PNC to be genuine and to be signed, countersigned or executed, or orally communicated by an Authorized Person; (ii) any action taken in accordance with written or oral advice reasonably believed by PNC to have been given by Counsel for the
Fund; or (iii) any action taken as a result of any error or omission in any record which PNC had no reasonable basis to believe was inaccurate (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) and was delivered, or caused to be delivered, by the Fund to PNC in connection with this Agreement;

(c)	PNC will indemnify the Fund against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses)
resulting from any claim, demand, action or suit resulting from the willful misconduct, bad faith or negligence of PNC in performing its duties hereunder, or arising out of, or in connection with,
PNC’s breach of this Agreement;

(d)	In any case in which a party may be asked to indemnify or hold the other party harmless, the indemnifying party shall be advised of all pertinent facts concerning the situation in question and the party seeking indemnification shall notify the indemnifying party promptly concerning any situation which presents or appears likely to present a claim for indemnification.
The indemnifying party shall have the option to defend against any claim which may be the subject of this indemnification and, in the event that the indemnifying party so elects, such defense shall be conducted by counsel chosen by the indemnifying party, and thereupon the indemnifying party shall take over complete defense of the claim and the party seeking indemnification shall sustain no further legal or other expenses in such situation for which it seeks indemnification. The party seeking indemnification will not confess any claim or make any compromise in any case in which the indemnifying party will be asked to provide indemnification, except with the indemnifying party’s prior written consent; and

(e)	The obligations of the parties hereto under this Section shall survive the termination of this Agreement.

11.	Terms and Termination.

(a)	This Agreement shall become effective on the date first written above and shall remain in effect until 11:59 p.m. on the date which is the third anniversary of such date (the
“Initial Term”) unless earlier terminated in accordance with Section 11(b) or 11(d) of this
Agreement. Following the expiration of the Initial Term, this Agreement shall remain in effect but thereafter either party may terminate this Agreement without cause by giving one hundred eighty (180) days prior written notice to the other party;

(b)	Either party may terminate this Agreement if the other party has materially breached the Agreement by giving the defaulting party 30 days written notice and the defaulting party has failed to cure the material breach within 30 days thereafter, except that a material breach by PNC of Section 3(i) and Schedule F (relating to 22c-2 Services) shall entitle the Fund solely to terminate the 22c-2 Services if it gives PNC notice of the material breach and PNC fails to cure the material breach within 30 days; and

(c) Any written notice of termination shall specify the date of termination. The Fund shall provide notice of the successor transfer agent within 30 days of the termination date. Upon termination, PNC will, at the expense of the Fund, deliver to such successor a certified list of shareholders of the Fund (with names, addresses and taxpayer identification of Social Security numbers and such other federal tax information as PNC may be required to maintain), an historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the books, records, correspondence, and other data established or maintained by PNC under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from PNC’s personnel in the establishment of books, records and other data by such successor or successors. PNC shall be entitled to its out-of-
pocket expenses as set forth in writing between the parties and as incurred in the delivery of such records net of the fees owed to PNC for the last mouth of service if this Agreement is terminated pursuant to paragraph (b) immediately above.

(d) In the event a majority of the non-interested members of the Board of Trustees of any Fund determines in their sole discretion, in the exercise of their fiduciary duties and pursuant to their reasonable business judgment after consultation with Eaton Vance, that PNC has materially failed to perform in accordance with the performance standards set forth in this
Agreement, then such Fund or Funds may terminate this Agreement by giving written notice to
PNC of such determination and PNC shall have 60 days (or such longer period if the non-
interested trustees so determine) to correct such performance to the reasonable satisfaction of the non-interested trustees. If PNC does not correct its performance to the reasonable satisfaction of the non-interested trustees, such Fund or Funds may terminate this Agreement on sixty (60) days written notice; provided, however, the provisions of Paragraph 11(c) shall remain outstanding for an additional 30 days if necessary to transfer records to a successor transfer agent.

(e) The Board of Trustees of a Fund listed on Schedule A may appoint PNC as transfer agent for the Shares of an additional portfolio of such Fund, for a series, tier, class or similar subdivision of such additional portfolio, or for an additional series, tier, class or similar subdivision of an existing portfolio of such Fund (any of the foregoing being a "New Portfolio"), provided the Shares are registered with the SEC under the 1940 Act or a registration statement applying for such registration has been submitted to the SEC, by:

(i) causing such Fund to enter into an amendment to this Agreement with PNC providing for a new Schedule A containing the New Portfolio to replace the then-current Schedule A in its entirety, or

(ii) sending written notice to PNC which is executed by an authorized officer of the particular Fund and which states (i) the name of the New Portfolio with respect to whose Shares
PNC is being appointed transfer agent, (ii) the name of the Fund with respect to which the New
Portfolio is being added, (iii) that the Board of Trustees of the particular Fund has appointed
PNC as transfer agent of the Shares of the new Portfolio pursuant to the terms of this Agreement, and (iv) the date such appointment is to take effect (which may not be earlier than the date of the notice without PNC's written agreement). PNC agrees that upon receiving such notice it shall be bound by all terms of this Agreement with respect to Shares of the new Portfolio referenced in the notice, subject to compliance by the particular Fund with all applicable representations, warranties and covenants of this Agreement. Schedule A shall automatically be amended to include any New Portfolio made subject to this Agreement pursuant to this Section 11(e).

(f)	PNC agrees that it will act as transfer agent and shareholder servicing agent for, and be bound by this Agreement with respect to, the Shares of any new open-end investment company organized by Eaton Vance ("New Fund") and any series, tier, class or similar subdivision of such Fund ("New Fund Portfolio"), provided such Shares are registered with the
SEC under the 1940 Act or a registration statement applying for such registration has been submitted to the SEC, if:

(i)	Such New Fund enters into an agreement with PNC and all other parties to this
Agreement (A) pursuant to which it becomes a party to this Agreement, and (B) which provides for a new Schedule A containing the New Fund and any New Fund Portfolios to replace the then-current Schedule A in its entirety; or

(ii)	An authorized officer of the New Fund sends a written notice to PNC (the "New
Fund Notice"):

(A)	which references this Section 11(f)(ii),
(B)	which states
(1) the name of the New Fund and any New Fund Portfolios with respect to whose Shares PNC is being appointed transfer agent,
(2) that the Board of Trustees of the New Fund has appointed PNC as transfer agent of the New Fund and, if applicable any New Fund
Portfolios, and adopts and agrees to be bound by the terms of this
Agreement with respect to the New Fund and any New Fund
Portfolios, and
(3) the date such appointment is to take effect (which may not be earlier than the date of the notice without PNC's written
agreement).

PNC agrees that upon receiving a New Fund Notice it shall be bound by all terms of this
Agreement with respect to Shares of the New Fund and any New Fund Portfolios
referenced in the New Fund Notice, subject to compliance by the particular New Fund with all applicable representations, warranties and covenants of this Agreement. Schedule
A shall automatically be amended to include any such New Fund and New Fund Portfolio made subject to this Agreement pursuant to this Section 11(f)(ii).

12.	Limitations of Liability.

(a)	Neither PNC nor its affiliates shall be liable for damages (including without limitation damages caused by delays, failure, errors, interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation: acts of God; natural disasters, such as floods, hurricanes, tornados, earthquakes, epidemics and firestorms; action or inaction of civil or military authority; war; terrorism; riot;

insurrection; fire; criminal acts; action by organized labor; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing.

(b)	Neither PNC nor its affiliates shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by PNC or its affiliates, except that in the event of any conflict between this Section
12(b) and the terms of Exhibit 3 ("As Of" Procedures"), the terms of Exhibit 3 shall prevail. The foregoing limitation on liability shall not apply to damages to the extent arising from the bad faith, intentional misconduct or gross negligence of PNC.

13.	Confidentiality of Records.

(a)	PNC agrees to treat all records and other information relative to the Fund and its prior, present or potential Shareholders in confidence except that, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where PNC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

(b)	PNC shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the
Fund, or any person retained by the Fund. Upon reasonable notice by the Fund, PNC shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund, to inspect its operating capabilities or for any other reason.

(c)	The Fund agrees to keep all records and information of PNC (including trade secrets) in confidence, unless such is required to be divulged pursuant to law or where the Fund may be exposed to or criminal contempt proceedings for failure to comply. PNC acknowledges that such records and information may be disclosed to Eaton Vance personnel and to Fund auditors consistent with the responsibilities of such parties, and in such cases the Fund shall take reasonable precautions to safeguard the confidentiality of such data to the extent practicable.

(d)	Privacy. Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall not disclose the non-
public personal information of investors in the Fund obtained under this Agreement, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by law or regulation.

14.	Amendment, Assignment and Subcontracting.

(a)	This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

(b)	This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that any assignment of this
Agreement (as defined in the 1940 Act) to an entity shall require the written consent of the other party.

(c)	The Fund agrees that PNC may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such Agent shall not relieve PNC of its responsibilities hereunder and provided that PNC has given thirty (30) days prior written notice to an Authorized Person.

(d)	Notwithstanding the foregoing provisions of this Section 14 to the contrary, the parties acknowledge, and the Fund accepts, that PNC has entered into an agreement with Eaton
Vance pursuant to which Eaton Vance has agreed to perform on behalf of PNC certain obligations of PNC to the Fund under this Agreement.

15.	Use of Trade Names.

(a)	PNC shall approve all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Commission or a state securities commission. Notwithstanding the foregoing, any reference to PNC shall include a statement to the effect that it is a wholly owned subsidiary of The PNC Financial Services Group, Inc.

(b)	PNC shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto in writing;
provided, that the Fund shall approve all reasonable uses of its name which merely refer in accurate terms to the appointment of PNC or which are required by the Commission or a state securities commission.

16.	Notice. Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or PNC, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:
Eaton Vance Management
255 State Street
Boston, MA 02109
Attention: Fund Secretary

To PNC:
PNC Global Investment Servicing (U.S.) Inc.
301 Bellevue Parkway
Wilmington DE 19809
Attn: President

with a copy to PNC’s General Counsel at the same address

17.	Governing Law/Venue. The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and the parties hereby submit themselves to the exclusive jurisdiction of those courts.

18.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

19.	Captions. The captions of this Agreement are included for convenience or reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

20.	Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement failed of its essential purpose, then all provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

21.	Liability of Trustees, Officers and Shareholders. The execution and delivery of this Agreement have been authorized by the Trustees of the Fund and signed by an authorized
Officer of the Fund, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this
Agreement are not binding upon any of the Trustees or shareholders of the Fund, but bind only the property of the Fund. No series or class of a Fund shall be liable for the obligations of another series or class.

22.	Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of
PNC’s affiliates are financial institutions, and PNC may, as a matter of policy, request (or may have already requested) the Fund’s name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party’s date of birth. PNC may also ask (and may have already asked) for additional identifying information, and PNC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

23.	Exclusive Agreement. This Agreement, including the Schedules, Exhibits and
Attachments hereto (as listed immediately following the signature page, constitute the entire agreement between the parties with respect to the subject matter thereof and hereof and supersede all prior and contemporaneous proposals, agreements, contracts, representations and understanding, whether written, oral or electronic, between the parties with respect to said subject matter, including without limitation that certain Transfer Agency Agreement dated as of
August 1, 2005 between the parties hereto and that certain Fund Company Agreement dated as of
September 20, 2002 between AdvisorCentral LLC and Eaton Vance Management, both of which shall be terminated as of 12:01 AM on the date hereof.

24.	No Third Party Beneficiaries. This Agreement is not intended to benefit any third parties except to the extent expressly provided otherwise by Schedule G hereto and except that
Eaton Vance Management shall be an intended third party beneficiary of Section 11(f).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers thereunder duly authorized as of the day and year first above written.

The Funds Listed on Schedule A hereto
By: /s/ Barbara Campbell
Barbara Campbell
Treasurer or Assistant Treasurer to the Funds referenced in Schedule A attached hereto

PNC Global Investment Servicing (U.S.) Inc.
By: /s/ Michael Demofrio
Name: Michael Demofrio
Title: Executive Vice President

Solely for purposes of consenting to the termination of the Fund Company Agreement dated as of September 20, 2002 between AdvisorCentral LLC and Eaton Vance Management as referenced in Section 23 hereof.

AdvisorCentral LLC	Eaton Vance Management
By: /s/ Michael Demofrio	By: /s/ Barbara Campbell
Name: Michael Demofrio	Name: Barbara Campbell
Title: Executive Vice President	Title: Treasurer, Eaton Vance Funds

List of Schedules, Exhibits and Attachments

Schedule A	List of Fund Parties
Schedule B	Duties of PNC
Schedule C	Customer Management Suite Software
License and Support Terms
Exhibit 1 of Schedule C	Customer Management Suite Software
Attachment 1 to Exhibit 1 of Schedule C	BANCTEC Terms and Conditions
Attachment 2 to Exhibit 1 of Schedule C	Pegasystems Terms and Conditions
Exhibit 1.1 of Schedule C	Specifications
Exhibit 2 of Schedule C	Maintenance and Support Terms
Schedule D	PNC Certificate of Insurance
Schedule E	Disaster Recovery Services
Schedule F	SEC Rule 22c-2 Services
Exhibit 1 to Schedule F	Services
Exhibit 2 to Schedule F	Instructions to Financial Intermediary
Schedule G	AdvisorCentral Services

Exhibit 1	Performance Standards
Exhibit 2	Disaster Recovery Plan
Exhibit 3	"As Of" Procedures

Schedule A Effective August 1, 2008

EATON VANCE GROWTH TRUST

Eaton Vance-Atlanta Capital Large-Cap Growth Fund – Class A and I
Eaton Vance-Atlanta Capital SMID-Cap Fund – Class A and I
Eaton Vance Asian Small Companies Fund – Class A and B
Eaton Vance Global Growth Fund – Class A, B and C
Eaton Vance Multi-Cap Growth Fund – Class A, B and C
Eaton Vance Greater China Growth Fund – Class A, B and C
Eaton Vance Worldwide Health Sciences Fund – Class A, B, C and R

EATON VANCE INVESTMENT TRUST

Eaton Vance AMT Free Limited Maturity Municipals Fund – Class A, B and C (1)
Eaton Vance California Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Massachusetts Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance National Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance New Jersey Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance New York Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Ohio Limited Maturity Municipals Fund – Class A, B and C
Eaton Vance Pennsylvania Limited Maturity Municipals Fund – Class A, B and C

EATON VANCE MUNICIPALS TRUST

Eaton Vance Alabama Municipals Fund – Class A, B, C and I
Eaton Vance Arizona Municipals Fund – Class A,B and C
Eaton Vance Arkansas Municipals Fund – Class A. B and C
Eaton Vance California Municipals Fund – Class A, B, C and I
Eaton Vance Colorado Municipals Fund – Class A, B and C
Eaton Vance Connecticut Municipals Fund – Class A, B, C and I
Eaton Vance Florida Plus Municipals Fund –Class A, B and C
Eaton Vance Georgia Municipals Fund – Class A, B, C and I
Eaton Vance Kentucky Municipals Fund – Class A, B and C
Eaton Vance Louisiana Municipals Fund – Class A,B and C
Eaton Vance Maryland Municipals Fund – Class A, B,C and I
Eaton Vance Massachusetts Municipals Fund – Class A, B, C and I
Eaton Vance Michigan Municipals Fund – Class A and C
Eaton Vance Minnesota Municipals Fund – Class A, B and C
Eaton Vance Mississippi Municipals Fund – Class A, B and C
Eaton Vance Missouri Municipals Fund – Class A, B and C
Eaton Vance National Municipals Fund – Class A, B, C and I
Eaton Vance New Jersey Municipals Fund – Class A, C and I
Eaton Vance New York Municipals Fund – Class A, B,C and I
Eaton Vance North Carolina Municipals Fund – Class A, B,C and I
Eaton Vance Ohio Municipals Fund – Class A, B and C
Eaton Vance Oregon Municipals Fund – Class A, B and C
Eaton Vance Pennsylvania Municipals Fund – Class A, B,C and I

EATON VANCE MUNICIPALS TRUST (cont.)
Eaton Vance Rhode Island Municipals Fund – Class A, B and C
Eaton Vance South Carolina Municipals Fund – Class A, B,C and I
Eaton Vance Tennessee Municipals Fund – Class A, B and C
Eaton Vance Virginia Municipals Fund – Class A, B C and I
Eaton Vance West Virginia Municipals Fund – Class A, B and C

EATON VANCE MUNICIPALS TRUST II

Eaton Vance Insured Municipals Fund – Class A, B and C (2)
Eaton Vance Hawaii Municipals Fund – Class A, B and C
Eaton Vance High Yield Municipals Fund – Class A, B , C and I
Eaton Vance Kansas Municipals Fund – Class A, B and C

EATON VANCE MUTUAL FUNDS TRUST

Eaton Vance AMT- Free Municipal Bond Fund – Class A, B, C and I
Eaton Vance Cash Management Fund
Eaton Vance Diversified Income Fund – Class A,B and C
Eaton Vance Dividend Income Fund - Class A,C, I and R
Eaton Vance Emerging Markets Local Income Fund – Class A
Eaton Vance Equity Research Fund Class A and I (3)
Eaton Vance Floating-Rate Fund – Advisers Class, Class A, B, C, and I
Eaton Vance Floating-Rate Advantage Fund Classes Adviser, A, B, C and I
Eaton Vance Floating-Rate & High Income Fund – Advisers Class, Class A, B, C, and I
Eaton Vance Global Macro Fund – Class A and I
Eaton Vance Government Obligations Fund – Class A, B, C and R
Eaton Vance High Income Opportunities Fund – Class A B and C
Eaton Vance International Equity Fund – Classes A, C and I
Eaton Vance International Income Fund – Class A
Eaton Vance Low Duration Fund – Class A, B and C
Eaton Vance Money Market Fund
Eaton Vance Strategic Income Fund – Class A, B and C
Eaton Vance Structured Emerging Markets Fund – Class A, C and I
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Dividend Income Fund – Class A, B , C and I
Eaton Vance Tax-Managed Equity Asset Allocation Fund – Class A, B and C
Eaton Vance Tax-Managed Growth Fund 1.1 – Class A, B, C, I and S
Eaton Vance Tax-Managed Growth Fund 1.2 – Class A, B, C and I
Eaton Vance Tax-Managed International Equity Fund – Class A, B and C
Eaton Vance Tax-Managed Mid-Cap Core Fund – Class A, B and C
Eaton Vance Tax-Managed Multi-Cap Growth Fund - Class A, B and C
Eaton Vance Tax-Managed Small-Cap Growth Fund - Class A, B and C
Eaton Vance Tax-Managed Small-Cap Value Fund – Class A, B and C
Eaton Vance Tax-Managed Value Fund – Class A, B , C and I

EATON VANCE SERIES TRUST

Eaton Vance Tax-Managed Growth Fund 1.0

EATON VANCE SERIES TRUST II

Eaton Vance Income Fund of Boston – Class A, B, C, I and R
Eaton Vance Tax-Managed Emerging Markets Fund – Class I

EATON VANCE SPECIAL INVESTMENT TRUST

Eaton Vance Balanced Fund – Class A, B and C
Eaton Vance Capital & Income Strategies Fund – Class A, C and I
Eaton Vance Dividend Builder Fund – Class A, B, C and I
Eaton Vance Enhanced Equity Option Income Fund Class A, C and I
Eaton Vance Emerging Markets Fund – Class A and B
Eaton Vance Equity Asset Allocation Fund – Class A, C and I
Eaton Vance Greater India Fund – Class A, B and C
Eaton Vance Institutional Short Term Income Fund
Eaton Vance Institutional Short Term Treasury Fund
Eaton Vance Investment Grade Income Fund - Class I
Eaton Vance Large-Cap Growth Fund - Class A, B , C and I
Eaton Vance Large-Cap Value Fund – Class A, B, C, I and R
Eaton Vance Real Estate Fund – Class I
Eaton Vance Risk-Managed Equity Option Income Fund Class A, C and I
Eaton Vance Small-Cap Growth Fund – Class A, B and C
Eaton Vance Small-Cap Value Fund – Class A, B and C
Eaton Vance Special Equities Fund – Class A, B and C

(1)	formerly Florida Plus Limited Maturity Municipals Fund
(2)	formerly Florida Plus Insured Municipals Fund
(3)	effective August 18, 2008 name will change to Eaton Vance Large-Cap Core Research Fund

Schedule B DUTIES OF PNC

(a)	Services Provided on an Ongoing Basis, If Applicable.

	(i)	Calculate 12b-1 payments;

	(ii)	Maintain shareholder registrations;

	(iii)	Review new applications and correspond with shareholders to complete or correct information;

	(iv)	Direct payment processing of checks or wires;

	(v)	Prepare and certify stockholder lists in conjunction with proxy solicitations;

	(vi)	Countersign share certificates;

	(vii)	Prepare and mail to shareholders confirmation of activity;

	(viii)	Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

	(ix)	Mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with PNC;

	(x)	Provide periodic shareholder lists and statistics to the Fund;

	(xi)	Provide detailed data for underwriter/broker confirmations;

	(xii)	Prepare periodic mailing of year-end tax and statement information;

	(xiii)	Notify on a timely basis the investment adviser, accounting agent, and custodian of fund activity;

	(xiv)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

	(xv)	Maintain records of Letter of Intent escrow shares;

	(xvi)	Maintain records necessary to properly invoke the contingent deferred sales charge;

	(xvii)	Examine and process all transfers of Shares, ensuring that all transfer requirements and legal documents have been supplied;

	(xviii)	Issue and mail replacement checks; and

	(xix)	Maintain and execute Share purchases with respect to Rights of Accumulation.

(b)	Services Provided by PNC Under Oral Instructions or Written Instructions.

	(i)	Accept and post daily Share purchases and redemptions;

	(ii)	Accept, post and perform shareholder transfers and exchanges;

	(iii)	Pay dividends and other distributions; and

	(iv)	Issue and cancel certificates (when requested in writing by the shareholder).

(c)	Purchase of Shares. PNC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

	(i)	A purchase order;

	(ii)	Proper information to establish a shareholder account; and

	(iii)	Confirmation of receipt or crediting of funds for such order to the Fund's custodian.

PNC shall apply a ten (10) day hold on shares purchased by check and prohibit redemption of such Shares during the hold period in order to allow sufficient time for any such check to clear.

(d)	Redemption of Shares. PNC shall redeem Shares only if that function is properly authorized by the declaration of trust or resolution of the Fund's Board of Trustees.

Shares shall be redeemed and payment therefore shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PNC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PNC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

	(i)	the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

	(ii)	transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

When a broker-dealer notifies PNC of a redemption desired by a customer, and the Custodian provides PNC with funds, PNC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

(e)	Dividends and Distributions. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PNC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PNC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PNC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

(f)	Shareholder Account Services.

	(i)	PNC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

- Any pre-authorized check plan; and

- Direct purchases through broker wire orders, checks and applications.

	(ii)	PNC may arrange, in accordance with the prospectus, for a shareholder's:

Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

Automatic redemption from an account where that shareholder participates in a automatic redemption plan; and/or

Redemption of Shares from an account with a checkwriting privilege.

(g)	Communications to Shareholders. Upon timely Written Instructions, PNC shall mail all communications by the Fund to its shareholders, including:

	(i)	Reports to shareholders;

	(ii)	Confirmations of purchases and sales of Fund shares;

	(iii)	Monthly or quarterly statements;

	(iv)	Dividend and distribution notices; and

	(v)	Tax form information.

(h)	Records. PNC shall maintain records of the accounts for each shareholder showing the following information:

	(i)	Name, address and United States Tax Identification or Social Security number;

	(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

	(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

	(iv)	Any stop or restraining order placed against a shareholder's account;

	(v)	Any correspondence relating to the current maintenance of a shareholder's account;

	(vi)	Information with respect to withholdings;

	(vii)	Any information required in order for PNC to perform any calculations required by this Agreement; and

	(viii)	Dividend code (reinvestment).

(i)	Lost or Stolen Certificates. PNC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

	(i)	The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PNC; and

	(ii)	Completion of a release and indemnification agreement signed by the shareholder to protect PNC and its affiliates.

(j)	Shareholder Inspection of Stock Records. Upon a request from any Fund shareholder to inspect stock records, PNC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PNC has acted contrary to the Fund's instructions, the Fund agrees to and does hereby release PNC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

(k)	Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, PNC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(l)	Lost Shareholders. PNC shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules”), including, but not limited to, those set forth below. PNC may, in its sole discretion, use the services of a third party to perform some of or all such services.

(i) documentation of search policies and procedures;

(ii) execution of required searches;

(iii) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and

(iv) preparation and submission of data required under the Lost Shareholder Rules.

Except as set forth above, PNC shall have no responsibility for any escheatment services.

(m)	Retirement Plans.

(i) In connection with the Individual Retirement Accounts, Simplified Employee Pension plans, Rollover Individual Retirement plans, Coverdell ESA’s and ROTH Individual Retirement Accounts (“IRA Plans”), 403(b) Plans, Money Purchase, Profit Sharing plans and Single Participant “k” plans (“Qualified Plans”) (collectively, the “Retirement Plans”) within the meaning of Section 401, 403(b)(7) and 408 of the Internal Revenue Code of 1986, as amended (the “Code”) sponsored by the Fund for which contributions of the Funds’ shareholders (the “Participants”) are invested solely in Shares of the Fund, PNC shall provide the following administrative services:

(A) Establish a record of types and reasons for distributions (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);

(B) Record method of distribution requested and/or made;

(C) Receive and process designation of the beneficiary forms;

(D) Examine and process requests for direct transfers between custodians/trustees; specifically, when appropriate, provide for successor custodian acceptance, receive in assets and invest in accordance to shareholder instructions; or when appropriate, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;

(E) Prepare any annual reports or returns required to be prepared and/or filed by a custodian of a Retirement Plan, including, but not limited to, an annual fair market value report, Forms 1099-R and 5498 and file with the IRS and provide to Participant/Beneficiary; and

	(F)	Perform applicable federal withholding and send Participants/Beneficiaries an annual notice regarding required federal income tax withholding.

	(ii)	PNC shall arrange for PFPC Trust Company to serve as custodian for the Fund’s
Retirement Plans.

	(iii)	With respect to the Retirement Plans, PNC shall provide the Fund with the associated Plan documents for use by the Fund and PNC shall be responsible for the maintenance of such documents in compliance with all applicable provisions of the Code and the regulations promulgated thereunder.

(n)	Print Mail.	The Fund hereby engages PNC as its exclusive print/mail service provider with respect to those items and for such fees as may be agreed to from time to time in writing by the Fund and PNC.

(o)	Special Requirements With Respect To Daily Funding. PNC shall provide the
Custodian a preliminary cash availability report at 8:15 AM. The preliminary cash projections are subject to change, based on estimates submitted by various processing groups. The report will summarize the previous day's transaction activity, subtotaled by transaction type. Final reports will be provided to the Custodian by 10:45 AM. This reporting package will include final cash availability and shares outstanding for each Fund.

Providing that PNC has reported the daily settlement amounts in a timely manner with appropriate back-up documentation, the Fund will cause to be wired monies due PNC by the
Fund on or before the close of business. All monies due the Fund from PNC shall be wired by
PNC by close of business.

(p)	As Of Transactions. PNC follow the procedures set forth on Exhibit 3 of this
Agreement in connection with “as of’ transactions.

(q)	Disaster Recovery Facility Services.

	(i)	In the event an unplanned condition renders the Fund’s normal operations facility located at 255 State Street, Boston, Massachusetts to be inoperative (a “Disaster”),
Transfer Agent agrees to provide certain services on behalf of the Fund, as more fully described herein.

	(ii)	Upon notification by the Fund to Transfer Agent of a Disaster, Transfer Agent
shall make available to the Fund the equipment and services at a PNC facility in either
Westborough or at such other PNC facility in New England as described in the attached
Schedule E of this Agreement.

(r)	National Quality Review. PNC agrees to engage National Quality Review (“NQR”) to perform NQR rating and quality performance review services with respect to the PNC
Transaction Processing and Correspondence Areas providing services to the Funds hereunder and provide monthly reporting to the Funds relating thereto.

(s) Compliance Support Services. In connection with the Funds obligations under SEC Rule
38a-1, PNC shall provide (i) access, via the Internet, to PNC’s compliance policies and procedures related to the services provided under this Agreement and summary procedures thereof; and (ii) upon request, a certification letter attesting to compliance with such policies and procedures.

[End of Schedule B]

Schedule C

CUSTOMER MANAGEMENT SUITE SOFTWARE LICENSE AND SUPPORT TERMS

Article 1- System, Support and Implementation

1.1 Software and Support. PNC shall provide or has previously provided to the Fund and the
Fund shall acquire from PNC the right to use the computer software programs (“Software”), set forth in Exhibit 1 of this Schedule C (“Exhibit 1”) for the fees set forth in Schedule B of the
Agreement. Software includes related user manuals and reference guides (collectively,
“Documentation”). One copy of the Documentation shall be provided to the Fund at no additional cost. PNC shall provide only the machine readable object version of the Software and not source code. Additional terms and conditions concerning the Software are set forth in
Exhibits 1 and 1.1 (“Software Exhibits”). Subject to the Agreement terms and conditions, PNC grants to the Fund and the Fund accepts from PNC the non-exclusive, non-transferable license to use the Software during the term of the Agreement (“License”). Some software components
(“Third Party Software”) required to be used with the Software were developed by a third party
(“Third Party Vendor”). Exhibit 1 shall indicate which Third Party Software the Fund is licensing from PNC pursuant to this Agreement (“PNC Provided Third Party Software”) and which Third Party Software the Fund is required to obtain directly from Third Party Vendors
(“Directly Obtained Third Party Software”). Directly Obtained. Third Party Software is
licensed to the Fund only pursuant to shrink wrapped or other agreements between the Third
Party Vendor and the Fund. PNC Provided Third Party Software is licensed to the Fund pursuant to the terms and conditions set forth in this Agreement. As part of the Software, PNC shall provide the Fund with the interfaces set forth in Exhibit 1, between the Software and Third Party
Software (“Interfaces”). PNC shall provide the software support services (“Software Support”)
so designated in Exhibit 2 of this Schedule C (“Exhibit 2”). Software Support shall include a
License to error corrections, minor enhancements and interim upgrades to the Software which are made generally available to PNC clients of the Software under Software Support, but shall not include a License to substantial added functionality, new interfaces, new architecture, new platforms or other major software development efforts, as determined solely by PNC.

1.2 Ownership. PNC or its licensor shall retain title to and ownership of the Software, copies, derivative works, inventions, discoveries, patentable or copyrightable matter, concepts, expertise, techniques, patents, copyrights, trade secrets and other related legal rights (“Proprietary
Information”). PNC reserves all rights in the Proprietary Information not expressly granted to the Fund in the Agreement. Upon PNC’s request, the Fund shall inform PNC in writing of the quantity and location of any Software.

1.3 Equipment, System Implementation and Access. The Fund shall be responsible for obtaining the data processing and related equipment (“Equipment”) required to operate the
Software. PNC and the Fund shall (a) within a reasonable time after the Effective Date, agree upon the tasks required to implement the Software, Third Party Software and Equipment
(“System”) and the party responsible and time frames for each task (“Scope of Work”); (b)

perform their respective assigned tasks according to the Scope of Work; and (c) if not the party assigned to a task, cooperate with the responsible party. To the extent the Scope of Work is incomplete, PNC shall follow its reasonable and customary practices. The Fund shall give reasonable and safe access to the System to PNC, PNC’s employees, affiliates, representatives, agents, contractors, licensors and suppliers (“PNC’s Agents”) who are providing services under the Agreement or auditing adherence to the Agreement.

1.4 Use of Software. The Fund may use the Software during the term of the Agreement only on the Equipment to process the Fund’s and affiliates’ data for internal business purposes (which shall, for purposes of this Agreement, include use by the Fund to provide services to its customers on a service bureau basis) at the locations agreed to in writing in advance by the Fund and PNC. Notwithstanding anything in this Schedule C or the foregoing sentence to the contrary, the Fund’s use of the Software shall include use by Eaton Vance (as defined in the Agreement), provided, however that such use by Eaton Vance shall be limited to the terms of this Agreement.
If the Equipment is inoperative due to malfunction, the license grant shall, upon written notice to
PNC, be temporarily extended to authorize the Fund to use the Software on any other equipment approved in writing by PNC until the Equipment is returned to operable condition. PNC, in its reasonable discretion, may suspend any Software Support while the Software is being used on such other Equipment. No right is granted for use of the Software by any third party or by the
Fund to process for any third party, or for any other purpose whatsoever, except as expressly provided in this paragraph. The Fund shall not modify, re-engineer, decompile or reverse engineer the Software or otherwise attempt to obtain any source code without the express prior written consent of PNC.

1.5 Software Installation and Acceptance. PNC shall advise the Fund that the Software as listed in Exhibit 1 is installed and functioning on the Equipment (“Software Installation Date”) so that implementation and training activities can proceed. The Fund shall be deemed to have accepted the Software thirty (30) days after Software Installation Date or thirty (30) days after the Fund’s first use of Software to process live production data (“Software Acceptance Date”) whichever occurs first.

1.6 Copies of Software. The Fund may not copy the software except for backup and archival purposes only, and the Fund shall include on all copies of the Software all copyright and other proprietary notices or legends included on the Software. The provisions of this Paragraph do not apply to the Fund data files in machine-readable form.

1.7 No-Export. The Software shall not be shipped or used by the Fund outside the United
States. The Fund shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority. The
Software shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

1.8 Termination. Terms and conditions which require their performance after the termination of the Agreement, including but not limited to the License and Software use restrictions, limitations of liability, indemnification, and confidentiality obligations, shall survive and be enforceable despite the termination of the Agreement.

1.9 Assignment. Absent PNC’s prior written consent, the Fund shall not assign, sublicense or transfer, whether by operation of law or otherwise, the Fund’s rights or obligations with respect to the License and PNC may void any such attempt.

Article 2 - Warranties, Representations, Liability and Default

2.1 Software Warranties and Remedies. For the term of the Agreement, PNC warrants
(“Performance Warranty”) that the Software shall perform on the Equipment substantially in accordance with the Documentation, except for Directly Obtained Third Party Software as set forth in Paragraph 2.2. The correction of errors and deficiencies in the Software pursuant to
Software Support shall be the Fund’s sole and exclusive remedy for the Performance Warranty.
PNC warrants (“Rights Warranty”) it has the right to license the Software in accordance with the
Agreement. Provided the Fund gives PNC timely written notice, reasonable assistance, including assistance from the Fund’s employees, agents, independent contractors and affiliates
(collectively, the “Fund’s Agents”), and sole authority to defend or settle the action, then PNC shall do the following (“Infringement Indemnification”): (a) defend or settle, at its expense, any action brought against the Fund or the Fund’s Agents to the extent the action is based on a claim that the Software infringes a duly issued United States’ patent or copyright or violates a third party’s proprietary trade secrets or other similar intellectual property rights (“Infringement”);
and (b) pay damages and costs finally awarded against the Fund or the Fund’s Agents directly attributable to such claim. PNC shall have no Infringement Indemnification obligation if the alleged Infringement is based upon the Fund’s use of the Software with equipment or software not furnished or approved by PNC or if such claim arises from PNC’s compliance with the
Fund’s designs or instructions, or from the Fund’s modifications of the Software. The
Infringement Indemnification states PNC’s entire liability for Infringement and shall be the
Fund’s sole and exclusive remedy for the Rights Warranty.

2.2 Third Party Warranties. All warranties for the Directly Obtained Third Party Software, if any,
are specifically set forth in the applicable agreements supplied by the Third Party Vendors.
Subject to the terms of the Exhibit 2 and to the extent permitted by PNC’s suppliers, PNC conveys to the Fund all Third Party Software warranties made by the Third Party Vendors.

2.3 Exclusion of Warranties. THE WARRANTIES SET FORTH IN PARAGRAPH 2.1 AS
TO THE SOFTWARE AND IN PARAGRAPH 2.2 AS TO DIRECTLY OBTAINED
THIRD PARTY SOFTWARE ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY
KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THE
AGREEMENT. INVESTOR SERVICES GROUP SPECIFICALLY DISCLAIMS ALL
OTHER WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF
MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR
PURPOSE.

2.4 Fund Responsibility. The System is an information system only, designed to assist the Fund in performing their professional activities and is not intended to replace the professional skill and judgment of the Fund. The Fund shall be solely responsible for: (a) acts or omissions of the Fund in entering data into the System, including its accuracy and adequacy; (b) checking the correctness and accuracy of the System output and data; and (c) any use of or reliance upon the

System output by the Fund. Except for the Infringement Indemnification and as limited by applicable law, the Fund shall indemnify, defend and hold PNC and PNC’s Agents harmless from any losses, costs, damages, and liabilities, including without limitation, reasonable attorneys’ fees and court costs, relating to any claim by any third party arising from or related to the Fund’s use of the System or System output.

2.5 Representations, Damage Limitation and Risk Allocation. Each party represents that (a) it has all requisite power and authority to carry on its business and perform its obligations as contemplated by the Agreement; and (b) the execution, delivery and performance of the
Agreement has been properly authorized. PNC’s entire aggregate liability to the Funds for any loss or damage, direct or indirect, for any cause whatsoever and regardless of the form of action with respect to the Fund’s use of the Software, shall be limited to the Funds’ actual direct damages which are reasonably incurred by the Funds in an amount not to exceed (“Damage
Limitation”) all license and support fees paid under this Schedule C with respect to the Software.
The Fund understands the Damage Limitation and considers it reasonable and appropriate. In allocating risks under the Agreement, the parties agree: (i) the Damage Limitation should specifically apply to any alternative remedy ordered by a court in the event such court determines that a sole and exclusive remedy provided for in the Agreement fails of its essential purpose; and (ii) the Customer Management Suite Fees agreed to in writing between the parties reflect the risks attributable to the parties, including, but not limited to, the disclaimer of warranties and the limitations of liability set forth in this Article 2 and the sole and exclusive remedies in the Agreement.

Exhibit 1 of Schedule C Customer Management Suite SOFTWARE

The License granted pursuant to this Amendment shall be for a maximum of concurrent user seats identified for each software product below.

1. PNC Software.

1.1 PNC Software includes the following Customer Management Suite (“CMS”) products which are further described in Exhibit 1.1 of Schedule C (“Specifications”):

CMS Workflow/Image Latest Release - 50 maximum user seats
CMS Call Center/CRM Latest - 50 maximum user seats

1.2 Interfaces. Except as agreed in writing, PNC shall not be required to modify the Software or the Interfaces to accommodate changes made by the Fund to its portion of the interface. If the
Fund’s vendor needs information about the Software, then the vendor must first execute a nondisclosure agreement in form and content reasonably acceptable to PNC. PNC shall not be liable for any delay or degradation to the Software or Equipment attributable to the Fund’s use of
Interfaces.

2. Third Party Software.

2.1 PNC Provided Third Party Software. The following Third Party Software is licensed to the
Fund directly by PNC:

2.1.1 BancTec Software. The following Third Party Software is licensed directly to the Fund by
PNC subject to the terms of this Agreement and the mandatory BancTec (“BancTec”) terms and conditions set forth in Attachment 1 to Exhibit 1, attached and incorporated by reference. To the extent the terms of Attachment 1 to Exhibit 1, conflict with or differ from the terms and conditions in the Agreement, Attachment 1 to Exhibit 1 shall prevail with respect to the following BancTec Software (“BancTec Software”)

Informix	Multi-User with 50 maximum user seats
XDP Storage Manager	Multi-User with 50 maximum user seats
FloWare	Multi-User with 50 maximum user seats

Each Banctec Software program listed above and identified as “Multi-User” (“Multi-User
Program”) is licensed for installation on a single network server computer which is supplied by a third party, and which is electronically linked with one or more workstations having access to the
Banctec Software program. If the above designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communication with that network server computer.

2.1.2 Pegasystems Software. The following Third Party Software is licensed directly to the Fund by PNC subject to the mandatory Pegasystems, Inc. (“Pegasystems”) terms and conditions set forth in Attachment 2 to Exhibit 1. To the extent the terms of Attachment 2 of Exhibit 1 conflict with or differ from the other terms and conditions in the Agreement, the terms of Attachment 2 of Exhibit 1 shall prevail with respect to the following Pegasystems Software (“Pegasystems Software”):

Product Name	Function – 50 maximum user seats

PegaWorks	Workflow Engine - 50 maximum user seats

PegaENVIRONMENT	Operating Shell – 50 maximum user seats

PegaREACH	Desktop Graphical Interface – 50
maximum user seats

2.2 Directly Obtained Third Party Software. The following Third Party Software are separately licensed by the Third Party Vendor directly to the Fund subject to the respective terms and conditions of “shrink-wrapped” or other agreements between the Third Party Vendor and the Fund. The Fund accepts the provisions of such agreements, including the warranty provisions, if any, and agrees to comply with the terms set forth in such agreements:

  Microsoft Windows NT 4.0 with SP6a, or Microsoft Windows 2000 or Microsoft Windows XP
  Microsoft Office 2000 or greater
  Microsoft NT Server 2000
  Microsoft TCP/IP Stack
  UNIX ESQL/C Compiler for selected UNIX platform

Attachment 1 to Exhibit 1 of Schedule C BANCTEC Terms and Conditions

1.	Each BancTec Software Package listed in Section 2.1.1 of Exhibit 1 (“Program”) which is identified as “Multi-User Program” is licensed for installation on a single network server computer which is supplied by BancTec, PNC, or a third party, and which is electronically linked with one or more workstations having access to the Program. If Exhibit A designates a maximum number of users authorized to simultaneously access the Multi-User Program, no access will be permitted in excess of such maximum number. In all other cases, Multi-User Program is authorized to be accessed by all workstations which are configured to communicate with that network server computer.
2.	Each Program listed in Exhibit 1 identified as “Single-User Software” is licensed for installation and use on a single computer.
3.	Each Program listed in Exhibit 1 identified as an “Unlimited-User Program” is licensed for use by the Fund after ordering a copy of the Program. Once ordered, the Fund may make unlimited copies of such Programs at no additional charge.
4.	Each Program listed in Exhibit 1 identified as a “Device Program” is licensed for use solely to facilitate the operation of the corresponding equipment device.
5.	Each Program listed in Exhibit 1 identified as a “Development-User Program” is licensed for installation and use on a single computer for development and testing purposes. The license for Development-User Programs also includes a license for production use on a single computer.
6.	Each Program listed in Exhibit 1 identified as a “Production-User Program” consists of necessary runtime modules and associated link libraries for inclusion with custom software applications. Production-User Programs are not licensed for use in the development of custom software applications and may be either Multi-User or Single-User Programs.
7.	Only a nontransferable, nonexclusive, perpetual license to use the Programs and related BancTec documentation for its own internal use (including, without limitation, providing processing services to third parties in a service bureau or facilities management environment) is granted to the Fund.
8.	BancTec or its vendors retain all title to the Programs, and all copies thereof, and no title to the Programs, or any intellectual property in the Programs, is being transferred; provided, however, nothing contained herein shall give BancTec or its vendors any right, title or interest in the Software.
9.	The Programs shall not be copied, except as specifically authorized under an Exhibit to this Agreement and except for backup or archival purposes. All such copies shall contain all copyright and other proprietary notices or legends of BancTec or its vendors contained in the Programs delivered under this Agreement.
10.	The Programs shall not be modified, reverse assembled or decompiled by the Fund. No attempt shall be made by the Fund to derive source code from the Programs.
11.	The Programs will not be shipped or used by PNC or the Fund to Africa or the Middle East. All applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority shall be complied with. The Programs shall not be transferred to a prohibited country or otherwise in violation of any such restrictions or regulations.

12.	Each Program is copyrighted and contains proprietary and confidential trade secret information of BancTec and its vendors. Each sublicensee of the Programs shall protect the confidentiality of the Programs with at least the same standard of care used to protect the Fund’s own similar confidential information.
13.	BancTec and its vendors are each a direct and intended beneficiary of the sublicenses granted for the Programs and may enforce such sublicenses directly against sublicenses of the Programs.
14.	Neither BancTec nor its vendors shall be liable to the Fund for any general, special, direct, indirect, consequential, incidental, or other damages arising out of the sublicense of the Programs.
15.	The license granted to the Fund of the Programs may be terminated, either immediately or after a notice period not exceeding thirty (30) days, upon violation by the Fund of any of the terms or conditions of the Agreement, including but not limited to Attachment 1 to Exhibit 1.
16.	Upon termination of the license grant to the Fund to use the Program or the Agreement, the Fund shall return all copies of the Programs to PNC.

Attachment 2 To Exhibit 1 of Schedule C Pegasystems Terms And Conditions

In addition to the terms of the Agreement, the following terms shall apply with respect to the Pegasystems Software:

1.	The Fund is prohibited from assigning, timesharing, renting, or hypothecating any of the Pegasystems Software, without prior written approval of Pegasystems.
2.	The Fund is prohibited from passing or transferring any right, title, or interest to the Pegasystems Software to any third party.
3.	The Fund is prohibited from publicizing or disseminating any results of any benchmark or other testing of the Pegasystems Software.
4.	To the fullest extent permitted by applicable law, (i) Pegasystems shall have no liability to the Fund for damages and claims, whether direct, indirect, incidental, consequential, or punitive, and all attorneys’ fees and costs, arising from the Fund’s use of the Pegasystems Software, and (ii) the Fund shall have no rights to assert claims for damages against Pegasystems, including claims against Pegasystems as a third party beneficiary of this agreement.
5.	Pegasystems, Inc. is a third party beneficiary of this Agreement to the extent permitted by applicable law.

EXHIBIT 1.1 of Schedule C CUSTOMER MANAGEMENT SUITE SPECIFICATIONS

OVERVIEW OF FUNCTIONALITY

- Workflow Management
- Image Processing
- Call Center/CRM

This item is the property of PNC Global Investment Servicing of Wilmington, DE, and
contains confidential and trade secret information. This item may not be transferred from the custody or control of PNC Global Investment Servicing except as authorized by, and then only by way of loan for limited purposes. It must be returned to PNC Global Investment Servicing upon request and, in all events, upon completion of the purpose of the loan. Neither this item nor the information it contains may be used or disclosed to persons not having a need for such use or disclosure consistent with the purpose of the loan, without the prior written consent of
PNC Global Investment Servicing.

Copyright PNC Global Investment Servicing (U.S.) Inc. 2005
ALL RIGHTS RESERVED

This media contains unpublished, confidential, and proprietary information of PNC Global
Investment Servicing. No disclosure or use of any portion of these materials may be made without the express written consent of PNC Global Investment Servicing.

OVERVIEW OF FUNCTIONALITY

Workflow Management Functionality Overview

Workflow	Dynamic Workflow Design and Monitoring
Management
Provides a set of tools that allow designers and authorized system users to build workflow rules to be implemented on the work floor. These rules can be built and implemented, then changed as required by trained administrators.

Generic Workflow Available for All Transactions

Offers a generic workflow that can be used for any transaction type that is designated in an operation. Liquidations, correspondence, new accounts, etc. are just some examples of transactions that can be processed through this generic workflow. Should the workflow need to be customized or altered, it can be.

Work Flow Monitoring

Provides the following work flow monitoring activities in a real time mode:

• Allow users with the proper security access to monitor the status of workflow activities or entire work flow maps
• Monitor work-in-process items via a graphical display which produces bar graphs in a variety of presentation formats
• Monitor multiple statistics simultaneously on a graphical display.

Prioritization of Work

Allows the setting of a default priority of items during workflow design, and, in addition, dynamically during work in process. During work in process, an item’s priority is based on its transaction type, its default or subsequently manually altered priority setting, as well as its age in the activity queue.

Manual Routing of Items

Allows items to be manually routed to workflow map destinations, or, in some cases, to specific end users by those users with authorization to do so.

Automatic Routing of Work

Routes work items to the next destination on a pre-defined set of workflow rules. These rules can be overridden by the user when necessary.

Item Copy Routing

Allows users to make “copies” of items within the workflow and route them to other workflow activities. This is commonly used when an individual processing the work determines that an item must be forwarded to another processing department or review the steps because it is actually two or more transactions.

Enhanced Quality Control

Allows for random or pre-determined QC, statistical QC, or other more intelligent or selective QC means.

Enhanced Quality Assurance

Allows for random or pre-determined QA, statistical QA, or other more intelligent or selective QA means.

Image Functionality Overview

Image	Document Scan, Store, Route, and Retrieve
Processing
Captures, through scanning, electronic images of documents, stores these electronic images on magnetic disk, and subsequently allows for retrieval of the electronic images.
Allows images to be accessed for image quality review and provides for the rescanning of images determined to be of unacceptable quality. Following the completion of scanning and any image quality review, items are automatically routed to subsequent activities, based on a predefined set of workflow rules.

Electronic Document Image Presentation and Manipulation

Allows images to be viewed on image-enabled workstations. Multi-page documents can be scrolled through, and selected portions of an image can be magnified.

Image	Cross-Reference to Physical Document Location
Tracking
and Retrieval	Designed so that the image database stores the location of the physical document for each document image. This location - known as a storage box - is entered into the system while scanning documents.

Indexing of Images

Automatically assigns a unique indexing number to each document that is created through scanning. Allows for the alternate indexing of documents by other user-entered fields such as fund/account.

Scanning, Indexing, and Storage of Documents Processed Prior to Image Workflow

Items processed outside of the workflow environment can be backend scanned in the imaging system for long term storage and retrieval.

Image Archival and Subsequent Retrieval from Long Term Storage

Provides storage and backup functions for data objects, is designed to handle media management, and communicates with the database management system. Supports archival of items to magnetic and/or selected long term storage platforms. Archival criteria from magnetic to long term storage is set during installation time.

Printing of Images

Allows you to print copies of document images at LAN-based printers equipped with the appropriate print server components.

Real-Time Administration Tools

Offers an administration function that allows authorized users to add and maintain user profiles, funds, transaction types, locations, and other client site-specific data. This tool also allows authorized users to change courier status, determine the status of work that may have been affected by an environmental mishap, and perform other administrative tasks.

Document/Activity History and Automatic Update

Automatically records and stores document/activity history statistics on audit trail logs during workflow activities, and produces standard reports for such items as:

• Workflow activity type
• Date/time/user of each activity
• Beginning/ending date/time of each activity
• Last update user/date/time

Administrative	Allows much of this activity history to be viewed
Functions	on-line in various portions of the application.

Productivity Reporting and Quality/Timeliness Reporting

Logs document/activity history statistics to produce standard productivity reports that can be run at the client’s request.

Adhoc Reporting

Provides a suite of standard reports that can be customized. A client can also create their own additional reports.

Quality Control Processing

Allows for processing activities to be reviewed for quality by routing them to a Quality
Control queue. Authorized users can then QC work items. Includes various rule-based options for selective quality control. Designed to prevent users from quality control checking their own work.

Access Security

Image processing provides security access in the form of user logons and user profiles.
Users must have a user ID to access the system and are further constrained by their user profile. The client assigns user IDs for staff to access the system and specifies the parameters of each user profile. These profiles limit users to performing only those specific activities for which they have been given permission.(e.g. processing, scan, etc.).
It is recommended that the logon IDs match the user’s logon ID from the PNC transfer agent system.

Value-Added	On-line Help for Users
Functionality
Offers a comprehensive on-line help system that follows Microsoft Windows. It is designed to serve both new users learning how to use the system and more experienced users who may occasionally need assistance or additional information.

System Administration Procedures

Systems Administration is made easier for designated support staff due to the Systems
Administration and Procedures manual and related documentation.

Call Center/CRM

Call Center	The Call Center module is an integrated desktop technology which offers a flexible platform controlled by business experts operating in a multi-tier architectural environment. Through the use of this technology, users will be able to reduce set-up time per call, navigate through all screens with ease and manage more clients. Call Center provides users with a front-end customer relationship management call center and correspondence application.

Using Call Center, you will have the ability to customize call flows, add scripting and integrate client applications. In addition, out proprietary workflow technology is designed to seamlessly merge information from out systems, automating essential customer management functions and placing complete fund account information, transaction history and previous contact records at your fingertips. Call Center is a strong call tracking application. Call Center is PNC’s approach to increasing customer knowledge, building profitable relationships, optimizing value and delivering exceptional client service.

Customer Relationship Management at Your Fingertips

• General Inquiry allows you to view your existing accounts. It integrates call center and shareholder accounting functions into an easy-to-use computer application that improves telephone-based communications. Call Center improves quality of service calls, enhances call tracking and reporting, provides service through customized workflow and scripting, improves operational efficiencies, reduces training of new representatives and expands operational workflow effectiveness.
• Transactions permits the user to process specific requests such as telephone subscriptions, telephone redemptions, telephone exchanges and to order purchase placements. Users have the ability to perform financial and maintenance transactions via the enter, verification or confirmation process.
• Account Maintenance provides you with shareholder account information. This feature allows the user to perform a variety of transactions such as update dividend/capital gains, add/delete systematic withdrawal plans (SWP’s) or pre-
authorized contribution plans (PAC’s) and establish/modify addresses on an account. In the near future, the ability to add stop codes and update withholding codes will be available.
• Servicing Telephone Calls allows the representative to navigate throughout
Call Center. With this feature, users can perform account searches, log telephone calls and correspondence items and request research. This feature also supports call center environments which serve multiple management companies.
Representatives can also make outgoing calls, view contacts, manage reports and generate outgoing correspondence.
• Automatic Call Tracking logs activities as the representative executes them.
This information can be used for targeting future workflow, process improvements and sales.

EXHIBIT 2 of Schedule C MAINTENANCE AND SUPPORT TERMS

These terms are based on an CMS User network environment as described in Exhibits 1 and 2.

1. Software Support. PNC shall provide the following Software support services (“Software
Support”):

1.1. PNC shall provide the Fund with full System Administration Guide(s) for PNC Software.

1.2. PNC will have a Response Center (help desk) to provide 24 hours a day, 7 days a week to designated client contacts.

1.3. PNC shall use reasonable efforts to resolve all Software failures through: remote support to the Fund’s information systems staff (“the Fund’s Staff”), coordination of Third Party Vendor support (on-site or remotely), coordination of other subcontractors’ actions, or direct on-site support by PNC personnel.

1.4. PNC shall investigate errors in the Software reported by the Fund which prevent substantial compliance with the then current Documentation and to initiate the corrective action, if any, which PNC considers reasonable and appropriate, including but not limited to temporary fixes, patches and corrective releases to PNC’s clients generally. Notwithstanding the foregoing, if reported errors result from or arise out of: (i) malfunctions of equipment other than the
Equipment, (ii) improper the Fund operator procedure or misuse of the system by the Fund, (iii)
modifications or changes made to the system without PNC’s prior written approval, (iv) causes beyond the reasonable control of either party, or (v) user developed features such as those users may develop with form generators, ad hoc report writers and user customized screens, then PNC shall have no responsibility for investigating the error or making the correction, except as the parties may otherwise agree to in writing. The Fund shall pay PNC’s then current time and materials charges plus travel and out-of-pocket expenses incurred in investigating and attempting to correct any such errors.

1.5. PNC shall from time to time provide bug fixes, error corrections, maintenance, minor enhancements, upgrades and updates to the Software which are generally made available by PNC to its similar customers as part of Software Support (“Updates”). The cost of the Updates is included in the fee and other charges identified in the Agreement, if the updates are supplied to the Fund using PNC’s standard update facility. PNC installation assistance for the new Updates may be required and, is billable to the Fund as an Additional Service. During the term of the
Agreement, PNC will use reasonable efforts to provide the Fund with not less than thirty (30)
days prior written notice of PNC’s intent issue a new update of Software. The Fund shall implement an Update within ninety (90) days of receipt. Any support by PNC of any prior release of the Software after such ninety (90) day period shall be at PNC’s sole discretion and as an Additional Service.

1.6. Software Support, the License, and the Software shall not include any modification to the

Software which contains any substantial added functionality (including any significant new interface features), as determined solely by PNC or any new architecture or any significant modification of the Software which contains any substantial added or different functionality, whether or not such new functionality is coupled with any change in software architecture or hardware platform (“New Products”). New Products shall be provided and licensed to the Fund as an Additional Service.

1.7. PNC may decline to support the Software if (i) the Software or Equipment was added to or changed without PNC’s prior approval; (ii) the Fund does not perform its Software Maintenance and Support responsibilities.

2. The Fund Maintenance and Support Responsibilities. The Fund’s facility will have all of the required security, space, electrical power source, communications lines, heating, ventilation and cooling, and other physical requirements reasonably necessary for the installation and proper operation of the Equipment. The Fund’s users will first direct all questions and problems to the
Fund’s Staff for proper call tracking and problem resolution. The Fund’s Staff will coordinate all facility issues at the site and will serve as primary contact for PNC when planning installs, upgrades and other equipment changes. The Fund’s Staff shall:

2.1. Identify designated client contacts, one for Operations and one technical systems administrator, to function as single points of contact for discussion, review and resolution of problems with PNC.

2.2. Perform initial problem determination and symptom documentation.

2.3. Be responsible for all system hardware and network hardware components and shrink-wrap software from a maintenance, support and problem resolution standpoint.

2.4. Provide (a) data back-up and recovery, (b) preventive maintenance, and (c) perform server administration tasks as describe din the Systems Administration Guide(s) and Third Party
Software documentation.

2.5. Maintain all network and trouble-log documentation required by PNC or by third-party vendors. PNC shall be allowed to review such documentation if necessary to resolve support issues.

2.6. Be available during normal business hours and reachable for support 24 hours a day, 7 days a week, as required. the Fund shall maintain the appropriate staff level to adequately perform the maintenance support functions specified. This staff should have experience in network administration, troubleshooting, Microsoft Windows, workstation memory management, and
UNIX and NT systems administration.

2.7. Consult with PNC before performing any work that may affect the Software or performance of the System, including installation, upgrading, or unplanned maintenance affecting Equipment.

3. Support of Customized Code. (Code changed by the Fund or PNC on a customized basis at the request of the Fund)

3.1 Software Revisions. At times, PNC will provide software updates to components (third party or PNC software) to either enhance the product or address quality deficiencies. PNC is responsible for notifying the Fund of these updates, and what changes have been made. The
Fund is responsible for installing the updates and modifying any code which they have customized to accommodate these enhancements. Assistance can be provided by PNC at stated
billable rates.

3.2 Support of Modified Code. PNC will provide application, technical and workflow support for modified code only on a time and materials basis. PNC may request the replacement of the modified code with the original code in order to assist in the determination of the problem source.

3.3 Mainframe Resource Utilization. If customized code requires greater PNC mainframe
CICS, DASD, or CPU resources than the base PNC delivered CMS solution, PNC reserves the right to charge the Fund for this usage. If there is concern that excessive resource utilization could impair the mainframe system, PNC reserves the right to disallow this modified code from executing on the mainframe. The Fund is advised to consult with PNC in order to determine if planned customization may negatively impact mainframe resources.

Schedule D

PNC Certificate of Insurance

[See Attached Certificate]

MARSH — CERTIFICATE OF INSURANCE

CERTIFICATE NUMBER CLE-001715886-01

PRODUCER
Marsh USA Inc.
Six PPG Place, Suite 300
Pittsburgh, PA 15222

J22690-Blend-All-07/08

INSURED
The PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburgh, PA 15222

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVIDED IN THE POLICY. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES DESCRIBED HEREIN.

COMPANIES AFFORDING COVERAGE

COMPANY	
A	SEE ATTACHED
B	
C	
D	

COVERAGES

THIS IS TO CERTIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
	GENERAL LIABILITY				GENERAL AGGREGATE	$
	COMMERCIAL GENERAL LIABILITY				PRODUCTS - COMP/OP AGG	$
	CLAIMS MADE / OCCUR				PERSONAL & ADV INJURY	$
	OWNER'S & CONTRACTOR'S PROT				EACH OCCURRENCE	$
					FIRE DAMAGE (Any one fire)	$
					MED EXP (Any one person)	$
	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT	$
	ANY AUTO					
	ALL OWNED AUTOS				BODILY INJURY (Per person)	$
	SCHEDULED AUTOS					
	HIRED AUTOS				BODILY INJURY (Per accident)	$
	NON-OWNED AUTOS					
					PROPERTY DAMAGE	$
	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT	$
	ANY AUTO				OTHER THAN AUTO ONLY:	
					EACH ACCIDENT	$
					AGGREGATE	$
	EXCESS LIABILITY				EACH OCCURRENCE	$
	UMBRELLA FORM				AGGREGATE	$
	OTHER THAN UMBRELLA FORM					$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				WC STATUTORY LIMITS / OTHER	
					EL EACH ACCIDENT	$
	THE PROPRIETOR/ PARTNERS/EXECUTIVE OFFICERS ARE: INCL / EXCL				EL DISEASE-POLICY LIMIT	$
					EL DISEASE-EACH EMPLOYEE	$
A	**OTHER** Fiduciary Liability Directors & Officers Professional/EPL and Financial Institution Bond	See Attached	12/01/07	12/01/08	See Attached	

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Evidence of insurance

CERTIFICATE HOLDER

Eaton Vance Management
Attn: Fund Secretary
255 State Street
Boston, MA 02109

CANCELLATION

SHOULD ANY OF THE POLICIES DESCRIBED HEREIN BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED HEREIN, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR REPRESENTATIVES, OR THE ISSUER OF THIS CERTIFICATE.

AUTHORIZED REPRESENTATIVE
Marsh USA Inc.
BY: Linda L George

Linda L. George

MM1(3/02) VALID AS OF: 05/20/08

ADDITIONAL INFORMATION

DATE (MM/DD/YY) 05/20/08

PRODUCER	COMPANIES AFFORDING COVERAGE
Marsh USA Inc. Six PPG Place, Suite 300 Pittsburgh, PA 15222 J22690-Blend-All-07/08	COMPANY E COMPANY F
INSURED The PNC Financial Services Group, Inc. One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	COMPANY G COMPANY H

The PNC Financial Services Group, Inc.
Policy Term: 12/1/07 - 12/1/08

Indian Harbor Insurance Company
Policy No. ELU101542-07
$25,000,000 Limit

U.S. Specialty Insurance Company
Policy No. 24-MGU-07-A15732
$15,000,000 xs $25,000,000

Axis Insurance Company
Policy No. MNN 710806/01/2007
$15,000,000 xs $40,000,000

Lloyds Underwriters
Policy No. B0509QA078607
$10,000,000 xs $55,000,000

Lloyds Underwriters
Policy No. B0509QA078707
$10,000,000 xs $65,000,000

AIG Cat Excess Liability
Policy No. 8062350
$10,000,000 xs $75,000,000

Lloyds Underwriters
Policy No. B0509QA078807
$10,000,000 xs $85,000,000

Lloyds Underwriters
Policy No. B0509QA078907
$5,000,000 xs 95,000,000

Axis Specialty Limited Bermuda
Policy No. 1134040107QA
$10,000,000 po $50,000,000 excess of $100,000,000

Endurance Specialty Insurance Ltd.
Policy No. P008056001
$10,000,000 po $50,000,000 excess of $100,000,000

ACE American Insurance Company
Policy No. DOX G23655482 001
$10,000,000 po $50,000,000 excess of $100,000,000

Arch Insurance Company
Policy No. BF10023954-00
$5,000,000 po $50,000,000 excess of $100,000,000

CERTIFICATE HOLDER

Eaton Vance Management Attn: Fund Secretary 255 State Street Boston, MA 02109	Marsh USA Inc. Linda L George Linda L. George

Page

ADDITIONAL INFORMATION

DATE (MM/DD/YY) 05/20/08

PRODUCER	COMPANIES AFFORDING COVERAGE
Marsh USA Inc. Six PPG Place, Suite 300 Pittsburgh, PA 15222 J22690-Blend-All-07/08	COMPANY E COMPANY F
INSURED The PNC Financial Services Group, Inc. One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	COMPANY G COMPANY H

Lloyds Underwriters
Policy No. B0509QA101307
$5,000,000 po $50,000,000 excess of $100,000,000

Lexington Insurance Company and Wurttembergische Verischerung AG
Policy No. B0509QA101207
$5,000,000 po $50,000,000 excess $100,000,000

Lloyds Underwriters
Policy No. B0509QA101407
$5,000,000 po $50,000,000 excess of $100,000,000

CERTIFICATE HOLDER

Eaton Vance Management
Attn: Fund Secretary
255 State Street
Boston, MA 02109

Marsh USA Inc.
Linda L George
Linda L. George

Page

Schedule E Disaster Recovery Services

1.	EQUIPMENT. Upon notification by the Fund to PNC of a Disaster, PNC shall make available to the Fund the following equipment and services:

		Qty	Type	Description

	Workarea(s):	30	Stations	Pre-wired Workspace with PNC mainframe
access including FSR and IMPRESSPlus

	Voice Recovery:	30	Phonesets	PBX connected into a defined split &
Recorded

Note: Fund responsible for any call re-routing to Transfer Agent through its carrier(s).

	PC/Stations:	30	PC/Stations	Pentium III

	LAN Printer(s):	1	Laser Printers	Hewlett Packard LaserJet 5 Printer w/ 8 MB
Memory w/ HP JetDirect 10Base-T Ethernet
Card

2.	TOTAL ANNUAL DISASTER RECOVERY TEST TIME
		Emergency Response Backup Capability		48 Hours/Year

3.	SPECIAL TERMS:

	A.	The equipment described in this Schedule may be substituted by PNC with comparable or equivalent units.

	B.	PNC provided Emergency Response PC/Stations will be equipped with Windows
2000 or higher version level software. Fund will provide station application software.

Fund represents and warrants that it has taken all reasonable precautions to protect the Fund supplied software and computer systems from infection by any computer virus. Transfer Agent represents and warrants that it has taken all reasonable precautions to protect the Transfer Agent Inc. supplied software and computer systems from infection by any computer virus.

	C.	Maximum Fund personnel for the Emergency Response Backup Capability is limited to the quantity of Emergency Response Workarea Stations plus a reasonable amount of technical support personnel as agreed to by Transfer Agent.

	D.	Fund’s access to and use of the Backup Capability shall be limited to the quantities and configurations set forth in this Schedule.

SCHEDULE F SEC Rule 22c-2 Services

1. Services and Fees. In connection with the obligations of the Fund under Rule 22c-2 of the
1940 Act (“Rule 22c-2”), PNC shall provide to the Fund the services set forth in this Schedule F and in
Exhibit 1 attached to this Schedule F ("22c-2 Services"). The Fund will enter into information sharing agreements ("ISAs") with financial intermediaries (“Financial Intermediaries”) providing for the
Financial Intermediaries to respond to instructions from the Fund or PNC to deliver data to PNC pursuant to Rule 22c-2 relating to transactions in the Fund’s shares. Such instructions will be provided substantially in the form of Exhibit 2 to this Schedule F. PNC shall not be liable to the Fund, its shareholders or investors or any agents of the Fund, including its investment advisor(s), for (i) any errors or omissions in any data provided to PNC by a Financial Intermediary, or (ii) compliance by the Fund with SEC Rule 22c-2. PNC’s sole obligation under this Schedule F shall be to provide the Fund with access, in accordance with Exhibit 1 to this Schedule F, to information provided to PNC by Financial
Intermediaries pursuant to ISAs.

2. Systems. In providing the 22c-2 Services, PNC may, pursuant to a license or other agreement
(“License Agreement”) with one or more unrelated parties (“Third Party Providers”), utilize information, data, technology and systems (“Third Party Systems”) licensed or otherwise provided to PNC by such
Third Party Providers. The Fund will not disclose any information relating to Third Party Systems. The
Fund will use the Third Party Systems only as contemplated by this Agreement to satisfy the obligations of the Fund under Rule 22c-2. The Fund's use and access to such Third Party Systems shall be subject to such terms of use, restrictions, limitations and indemnities made applicable by the Third Party Providers to users of the Third Party Systems generally or which Customer is notified are applicable to PNC under the License Agreements.

3. Indemnification. The Fund agrees to indemnify, defend and hold harmless PNC and its affiliates, including without limitation its officers, directors, agents and employees, from all taxes, damages, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys'
fees and disbursements) arising directly or indirectly from the Fund's use or operation of the Third Party
Systems or PNC systems made available for use in connection with the 22c-2 Services or any or the software, firmware, hardware, or network associated therewith which occurs in a manner other than that provided for in the applicable documentation. This Section 3 shall survive any termination of the
Agreement or the 22c-2 Services.

4. Limitation of Liability. Nothwithstanding any other provision of this Agreement: (i) in connection with providing the 22c-2 Services, neither PNC nor its affiliates shall not be liable for (A)
losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; war; terrorism;
fire; flood; sabotage; interruption, loss or malfunction of utilities, computer or communications capabilities; natural catastophes; or non-performance by a third party, or (B) consequential, special or indirect losses or damages arising in connection with the 22c-2 Services, whether or not the likelihood of such losses or damages was known by PNC or its affiliates; and (ii) PNC's cumulative liability to the
Fund for all losses, claims, suits, controversies, breaches or damages arising out of or related to the 22c-2
Services and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by PNC for 22c-2 Services provided hereunder during the six (6) months immediately prior to the date of such loss or damage. This Section 4 shall survive any termination of the Agreement or the
22c-2 Services.

[End of Schedule F]

Exhibit 1 to Schedule F Services

•	The PNC 22c-2 system (the “22c-2 System”) is intended to enable the Fund to manage data requests to, and to access and analyze data provided by, Financial Intermediaries as required by
SEC Rule 22c-2.

•	Pursuant to the ISAs, Financial Intermediaries will deliver to PNC, in electronic format, information on transactions effected in Fund shares.

•	The Fund may use the 22c-2 System to access data that is provided to PNC by Financial
Intermediaries or that is otherwise available to PNC through NSCC for Financial Intermediaries that are NSCC members. The Fund may also use the 22c-2 System to request data from non-
NSCC members.

•	The 22c-2 System is intended to be generally available to the Fund from 8:00 am to 6:00 pm
Eastern Time during regular trading days, subject to periodic unavailability due to maintenance, upgrades, testing and potential 22c-2 System failures.

•	PNC will work with the Fund as necessary to develop an implementation program with respect to the 22c-2 Services. The implementation program may include efforts to identify and access sources of relevant data, including identification of omnibus accounts, Financial Intermediaries,
NSCC membership status, CUSIPs, Fund shareholder accounts and Fund trading and redemption policies as set forth in the Fund’s SEC registration statement and prospectuses. Designated representatives of the Fund will have access to the 22c-2 System. The 22c-2 System will be tested and de-bugged as necessary.

•	The 22c-2 System implementation schedule will vary depending on the profile and requirements of the Fund, but is estimated to take at least 3-6 weeks. PNC will provide project oversight and coordination, planning and review. PNC will also assist the Fund in testing the 22c-2 System and training designated Fund representatives in the use of the 22c-2 System.

•	PNC will consider enhancements and improvements upon request, with fees at rates to be negotiated.

Exhibit 2 to Schedule F Instructions to Financial Intermediary

(The following letter (or one in substantially similar form) shall be used by the Fund or PNC to notify each Financial Intermediary that it is to send relevant data under the ISA to PNC.)

To:	Financial Intermediary
RE:	Compliance with Securities and Exchange Commission Rule 22c-2 under the Investment Act of
1940, as Amended (the “Rule”)

This letter is being sent to you (the “Financial Intermediary”) pursuant to and subject to that certain
Information Sharing Agreement that has been executed by and between us. This letter relates to and applies to the following Funds for which you are a Financial Intermediary:___________________ (the “Funds”). Please accept this letter as our authorization for the following:

1.	Providing of Shareholder Data. Financial Intermediary shall provide PNC Global Investment
Servicing (U.S.) Inc., agent of the Funds, such information and take such action, as may be required pursuant to the Rule (the “Shareholder Data”), so as to allow the Funds to comply with the Rule, for the continuing period starting from the date of this notice letter.

2. Form and Timing of Response. Financial Intermediary agrees to transmit electronically (without any cost or charge to the Funds or PNC Global Investment Servicing (U.S.) Inc.) the requested Shareholder
Data to PNC Global Investment Servicing (U.S.) Inc. (or an entity further designated by PNC Global
Investment Servicing (U.S.) Inc.).

3. Definitions. For purposes of this Letter Agreement:

A. The term “Funds” includes the fund’s principal underwriter and transfer agent. The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b) under the Investment Company Act of
1940.

B. The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Funds under the Investment Company Act of 1940 that are held by the Financial
Intermediary.

C. The term “Shareholder” means the beneficial owner of Shares, whether the Shares are held directly or by the Financial Intermediary in nominee name. [This definition can be tailored to address the type of shares at issue, e.g., retirement plan products, insurance products, etc.]

Should you have any questions, please contact the undersigned at _______________ [Insert Phone Number].

______________________________________ Name and Title of Authorized Signature

SCHEDULE G

1.	Definitions. The terms in quotation marks below shall have the meanings ascribed to them below for purposes of this Schedule G only. Capitalized words used in this Schedule G not defined in this
Schedule G shall have the meanings ascribed to them elsewhere in the Agreement:

	1.1	"Account" means the account of a Shareholder in the Fund or any Portfolio.

	1.2	"AdvisorCentral" means AdvisorCentral LLC.

	1.3	"Documentation" means the documentation materials maintained by AdvisorCentral which describe the functionalities of the Web Portal and provide instructions for the use of the
Web Portal, as such documentation materials may be updated and modified from time to time by
AdvisorCentral.

	1.4	“Financial Intermediary” means any investment advisor, brokerage firm, financial planner or other entity that will be authorized by the Fund to act on behalf of a Shareholder to perform Inquiries, and, to the extent the Fund elects to participate in AdvisorCentral services permitting Transactions, initiate Transactions through the Web Portal.

	1.5	“Inquiry” means any interaction with or action taken with respect to the Web Portal initiated by a Financial Intermediary which is not a Transaction.

	1.6	"Portfolio" means any class, tier, series or portfolio of the Fund.

	1.7	“Services” means those shareholder data and information aggegregation services made available by AdvisorCentral from time to time to Financial Intermediaries through the Web
Portal, as such may be updated, revised or amended in AdvisorCentral's discretion from time to time, which a Fund elects to make available to Financial Intermediaries via the Web Portal.

	1.8	“Shareholder” means the record owner of any number of shares of the Fund or any
Portfolio.

	1.9	“Shareholder Data” means information pertaining to a Shareholder and the Accounts in the Fund or any Portfolio, non-public personal information (as defined by Regulation S-P) in the possession of the Fund, and Transactions.

	1.10	“Transaction” means any purchase, sale, redemption, distribution, exchange, transfer or other activity or change in status involving an Account or Account assets initiated by a Financial
Intermediary.

	1.11	“Web Portal” means the collection of electronic documents, electronic files, content, text, graphics, and software code, including, but not limited to, HTML and XML files, Java and
JavaScript files, graphics files, animation files, data files, technology, scripts and programs residing on any computer system(s) maintained by or for AdvisorCentral, accessible via the
Internet at www.advisorcentral.com.

2.	Authorization to Share Information. AdvisorCentral operates the Web Portal for use by Financial
Intermediaries to access and manage the accounts of clients who are shareholders of investment companies or other collective investment vehicles The Fund desires to participate in the Web Portal and authorizes PNC to provide Shareholder Data to AdvisorCentral for use in the Web Portal and to take all actions consistent with the documentation for the Services and the Web Portal to facilitate the Fund's participation in the Web Portal.

3.	Duties of PNC. PNC shall (i) act reasonably in accordance with the Documentation to facilitate participation by the Fund in the Services and the Web Portal on an "as is" basis as made available by
AdvisorCentral and shall permit the Fund to make all elections with respect to the Services which the
Documentation provides for a Fund to make, and (ii) provide the Fund at its standard rates and charges, to the extent requested by the Fund, with inquiry access to Shareholder Data in the Web Portal. PNC makes no representations or warranties with respect to the operation of the Web Portal.

4.	Duties of the Fund. The Fund shall maintain, or cause its distributor to maintain, appropriate agreements with DTCC or NSCC, as may be appropriate, including without limitation, agreements with respect to FUND/Speed, and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of PNC. The Fund shall strictly comply with all Documentation and any specifications contained therein with respect to the Fund's inquiry access to the Web Portal. The Fund shall communicate with Financial Intermediaries and Shareholders to the extent such is reasonably required for the Services to be performed in accordance with the
Documentation. The Fund's use of inquiry access to the Web Portal shall be conducted in full compliance with any terms of use, restrictions, limitations and indemnities made applicable by AdvisorCentral generally to inquiry users of the Web Portal.

5.	Linking. The Fund hereby grants to PNC and AdvisorCentral a royalty-free, nonexclusive, nontransferable and revocable right and license to use the Fund's hyperlink in connection with the
Services. PNC will obtain a grant by AdvisorCentral of a royalty-free, nonexclusive, nontransferable and revocable right and license to use AdvisorCentral's hyperlink in connection with providing the Services.
Each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks All rights not expressly granted to a party under this Section 5 are retained by the party owning such rights. A party shall immediately cease using another party's hyperlink immediately upon termination of the license granted by this Section 5.

6.	Trademarks. The Fund hereby grants to PNC and AdvisorCentral a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with the Services or performing this Agreement. PNC will obtain a grant by AdvisorCentral of a non-exclusive, limited license to use its trademarks, service marks and trade names in connection with performing this
Agreement. All use of trademarks shall be in accordance with the granting party's reasonable policies regarding advertising and trademark usage as established from time to time. The Fund hereby grants
PNC and AdvisorCentral the right and license to display the Fund’s trademarks, service marks and trade names on the Web Portal and in advertising and marketing materials related to the Web Portal and the
Services. The Fund shall retain all right, title and interest in and to its trademarks, service marks and trade names worldwide, including any goodwill associated therewith, subject to the limited license granted in this Section 6. Use of the trademarks hereunder by the grantee of the trademark license shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof.

7.	Access and Display License. The Fund hereby grants to PNC and AdvisorCentral a worldwide, royalty-free, non-exclusive right and license to display through the Web Portal, and provide Financial
Intermediaries access to, all portions of the Fund and Shareholder information and data provided by PNC to AdvisorCentral on behalf of the Fund for use on the Web Portal (“Provided Information”). Without
limiting the generality of the foregoing, the license granted in this Section 7 shall include the right to (i)
download and store, copy in on-line and off-line form, reformat, process, and distribute, publish, transmit, and display the Provided Information via the Web Portal; and (ii) permit Financial Intermediaries to access and use the Provided Information. The Fund shall have sole responsibility for imposing any desired use restrictions on Financial Intermediaries. AdvisorCentral acknowledges and agrees that nothing contained in this Agreement transfers or assigns to it title or any other ownership rights in or to any
Shareholder Information.

8.	AdvisorCentral Intellectual Property and Proprietary Rights. AdvisorCentral shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights associated with the
Services or the Web Portal at any time or from time to time ("Intellectual Property"). The Fund acknowledges and agrees that nothing contained in this Agreement transfers or assigns to the Fund any rights in or to any Intellectual Property. If AdvisorCentral provides the Fund with any computer software in connection with the Services or PNC's performance of this Agreement, Fund shall use said computer software soley for purposes of gaining inquiry access to the Web Portal, and shall not copy, decompile, reverse engineer or otherwise attempt to derive the source files thereto.

9.	Fees. For the services provided by PNC pursuant to this Schedule G, the Fund shall pay to PNC the fees provided for in the writing referenced in Section 6(a) of the Agreement. Such fees are exclusive of and do not include any taxes, duties, or similar charges. The Fund agrees to pay or reimburse PNC for all applicable federal, state, dominion, provincial, or local sales, VAT, use, personal property, import, export, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement, except that the Fund shall have no liability for taxes on the net income of any other party. PNC reserves the right to pass through and invoice the Fund for increases in such fees imposed by
AdvisorCentral upon 30 days advance notice (such increases not to occur more than once a calendar year)
or upon renewal of the Agreement. If Fund does not consent to such fee increases, then Fund’s sole and exclusive remedy is to terminate Services under this Schedule G and pay all amounts due and owing through the date of such termination.

10.	Disclaimer of Warranties. Each of PNC and AdvisorCentral expressly disclaim any warranty that the Web Portal, Services or specifications related thereto will be accurate, uninterrupted or error free and
AdvisorCentral makes no warranty as to the results obtained from use of the Web Portal, Services or specifications related thereto. The Web Portal, Services and specifications related thereto are made available on an “As Is, As Available” basis, and AdvisorCentral expressly disclaims all warranties, either express or implied, including, but not limited to, warranties of title or non-infringement, or the implied warranties of merchantability or fitness for a particular purpose. Because some states or jurisdictions do not allow the exclusion of certain types of implied warranties, in such states or jurisdictions, such exclusions will be applicable to the greatest extent permitted by law.

11.	Indemnification. The Fund will defend and indemnify PNC and AdvisorCentral against any claim arising in connection with the use by the Fund or its Financial Intermediaries of the Web Portal,
other than claims arising as a direct result of PNC's or AdvisorCentral’s negligence or willful misconduct.
PNC shall use reasonable efforts to (A) give the Fund prompt written notice of such claims, provided, however, that any failure by PNC to provide said prompt written notice shall excuse the Fund only to the extent that the Fund is prejudiced thereby, (B) permit the Fund to defend or settle the claims, and (C)
provide the Fund with reasonable assistance in defending or settling the claims at the Fund’s sole cost and expense.

12.	Exclusion of Consequential Damages. Neither PNC nor AdvisorCentral shall be liable for any damages other than direct damages, including, but not limited to, consequential, indirect, special, exemplary, or punitive damages, or any lost revenues or lost profits, even if advised of the possibility of such damages. Because some states or jurisdictions do not allow the exclusion or limitation of liability for negligence, consequential, incidental or other damages, in such states or jurisdictions, PNC's and
AdvisorCentral’s liability is limited to the greatest extent permitted by law.

13.	Limitation of Liability. The collective liability of PNC and its affiliates to the Fund for all loss, claim, suit, controversy, breach or damage arising out of or related to PNC's obligations under this
Schedule G, regardless of the form of action or legal theory (“Loss”) shall not exceed the fees received by
PNC pursuant to Section 9 during the twelve (12) months immediately prior to the date of the Loss. The foregoing limitation on liability shall not apply to damages to the extent arising from the bad faith, intentional misconduct or gross negligence of PFPC. The Fund acknowledges that this limitation has been taken into account in establishing such fees.

14.	Confidential Information.

(a)	Either party may disclose (the “Disclosing Party”) to the other party (the “Receiving Party”)
certain information pursuant to this Schedule G Agreement that the Disclosing Party considers to be confidential and/or proprietary, including, but not limited to, Shareholder Data and data entered or provided by Financial Intermediaries accessing or using the Web Portal or the Services made available via the Web Portal, software in machine readable form and human readable form, technical processes and formulas, product designs, customer lists, product and business plans, advertising revenues, usage rates, projections, marketing and other data, the terms and provisions of this Agreement, sales, cost, account and other technical, business and financial information, as well as information that the Disclosing Party marks as confidential (“Confidential Information”). Notwithstanding the foregoing, Confidential Information does not include information (i) already known or rightfully received by the Receiving Party without an obligation of confidentiality, (ii) publicly known through no omission or unauthorized act of the
Receiving Party, (iii) independently developed by the Receiving Party without use of Disclosing Party’s
Confidential Information, or (iv) approved in advance in writing by the Disclosing Party for disclosure.

(b)	The Receiving Party shall make use of the Confidential Information only for the purposes of this
Agreement and shall protect the Disclosing Party’s Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential
Information of a like nature. The Receiving Party shall disclose Confidential Information only (i) to those of its officers, directors, employees and auditors with a need to know such Confidential Information, (ii)
to those sub-contractors, representatives and consultants with a need to know such Confidential
Information who are bound by a written agreement with the Receiving Party to confidentiality obligations no less protective of Confidential Information as provided for in this Schedule G; or (ii) as requested or required by court order, applicable law or regulation or any regulatory agency or governmental body having jurisdiction over the Receiving Party.

(c)	All Confidential Information shall remain the property of the Disclosing Party, and such
Confidential Information and all copies thereof (if any), shall be promptly returned to the Disclosing Party upon request or upon termination of this Agreement or the Services or, at the Disclosing Party’s sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its
Confidential Information has been destroyed; provided, however, PNC may retain copies of Confidential
Information of the Disclosing Party that PNC reasonably determines warranted for regulatory, audit or legal reasons. The furnishing of any Confidential Information between the parties shall not constitute the granting of any right or license to use such Confidential Information except as expressly provided for in this Agreement.

15.	AdvisorCentral Rights. AdvisorCentral is an intended third-party benficiary of the provisions of this Schedule G which specifically reference AdvisorCentral.

16.	Survival. The following Sections of this Schedule G shall survive a termination of this
Agreement or the Services: 6, 7, 8 (provisions applicable after a termination), 10, 11, 12, 13, 14, 15, 16 and 17.

17.	Limited Scope of Schedule G. The terms of this Schedule G shall be construed to apply solely with respect to the rights and obligations of the parties as set forth in this Schedule G.

[End of Schedule G]

Exhibit 1

Performance Standards

I.	TRANSACTION PROCESSING AND CORRESPONDENCE PERFORMANCE
STANDARDS AND INCENTIVES

Objective
To ensure consistent “Best in Class” quality practices for the Eaton Vance Transaction Processing/Correspondence
Groups. This plan provides an individual-based incentive and a team-based incentive for performance that exceeds department objectives and supports the team achievement of pre-set goals.

Plan Period: This plan takes effect on August 1, 2008.

Eligible Participants

Employees who support the Transaction Processing and Correspondence Departments on a full-time basis and who are in the following job titles

•	Investor Services Associate – Grade 5
•	Investor Services Specialist – Grade 7
•	Sr Investor Services Specialist – Grade 8
•	Investor Services Principal – Grade 10 *
*Addition of Principals is currently under review by PNC’s Corporate Compensation Department. Eligibility to
be determined after further analysis and may be added at any time if approved.

PNC has the discretion to restrict and/or not pay incentive if:

•	Contractual or internal service standards are not met.

•	Employee must not have Gain/Loss over $250 in any given month.

•	Employee is on corrective action due to performance issues, engages in serious misconduct resulting in formal disciplinary action during the performance period and/or has been tardy in excess of five minutes more than three times in any given month.

•	Overall performance, actual contribution to PNC objectives and expected contribution in the future, do not warrant (in the discretion of management) payment of an Incentive Award.

•	PNC does not actively employ the PNC employee on the date of payout. No bonus will be paid while you are on approved leave of absence (unless such leave is pursuant to the Family Medical Leave Act); any
Incentive Award payable to the PNC Employee will be distributed only upon the employees return to active status.

•	All PNC authorized time off will not impact this program. However, unapproved or unprotected time off may impact your eligibility within this incentive program.

Criteria
•	If an employee is newly hired or promoted from outside the Transaction Processing & Correspondence
Departments into one of the above positions, eligibility will begin the 1st full month after completing 90 days in the position. For example, an employee starts on February 11th; eligibility starts after 90 days - May
11th. The bonus starts calculating, however, on June 1, since it is the first full month after eligibility requirement is met.
•	Employee will not be eligible for any other incentive plan.
•	Scores are computed monthly from the first business day of the month through the last business day of the month.
•	This is an individual incentive plan based on attainment of individual monthly quality scores computed by
Unit Managers in conjunction with National Quality Review (NQR).
Administration
•	Unit managers are responsible for tracking individual eligibility, gathering monthly/quarterly performance data and completing unit summary report.
•	Payment of incentives will take place quarterly during the month following the measured period after receipt of Quality Reports.
•	Unit roll up of earned incentives requires Director and Vice President sign off prior to submission to
Compensation.
•	PNC Management and Compensation has the right to review rating scales after six months to determine success of program.
Payout Calculation
The plan is set up to have a tiered payout based on the quality average achieved. Please see payout examples below.

Grade	Eligible	Eligible	Payout	Eligible	Payout
Level	Productivity Score	Quality		Quality Score
		Score

5	110%	96.50%	$150.00	98.00%	$250

7	120%	97.00%	$150.00	98.50%	$250

8	130%	97.50%	$150.00	99.00%	$250

Addition of Principals is currently under review by Corporate Compensation. Eligibility to be determined after further analysis.

10	140%	98.00%	$150.00	99.50%	$250

PLEASE NOTE: EMPLOYEE MUST ACHIEVE BOTH QUALITY AND PRODUCTIVITY SCORES TO BE ELIGIBLE FOR THE PAYOUT

Additional Group Incentive:

Group Award	Calculated & Paid Quarterly

Overall NQR Average Exceeded	$300.00 per person

Both TP & Corro must exceed the Overall NQR Average for the quarter in order to receive the stated group award.
Employees do not need to meet individual Quality and Productivity scores to be eligible for the Group Award.

Example of Payout Calculations:

Investor Services Specialist – Grade 7

Month	Quality Score	Productivity Score	Payout

January	99.75%	121%	$250

February	98.95%	120%	$250

March	96.50%	115%	$0.00

Group			$0.00
Bonus*

Total Payout			$500

*Both groups did not exceed the Overall NQR Average for the quarter, so Group Bonus does not apply.

Investor Services Associate – Grade 5

Month	Quality Score	Productivity Score	Payout

January	98.25%	105%	$0.00

February	98.45%	110%	$250

March	98.80%	113%	$250

Group Bonus*			$300

Total Payout			$800

*Both groups did exceed the Overall NQR Average for the quarter, so Group Bonus does apply to all. Measurements of goals are subject to change to accommodate business requirements

II.	MANAGEMENT COMPANY SUPPORT PERFORMANCE STANDARDS AND
INCENTIVES
Objective
To ensure consistent “Best in Class” quality practices for the Eaton Vance Management Company Support (MCS) at
PNC. This plan provides an individual-based incentive and a team-based incentive for performance that exceeds department objectives and supports the team achievement of pre-set goals.
Plan Period: This plan takes effect on August 1, 2008.
Eligible Participants
Employees who support on a permanent basis the Eaton Vance Management Company Support group and who are in the following job titles
•	Principal
•	MCS Specialist Sr
•	MCS Specialist
If an employee is newly hired or promoted from outside the Eaton Vance Management Company Support
(MCS) group into one of the above positions, eligibility will begin the 1st full month after completing 90 days in the Management Company Support (MCS) position.
Management has the discretion to restrict and/or not pay incentive if:
•	Contractual service standards are not met.
•	Employee is responsible for a Gain/Loss over $250 ($500 trade desk) in any given month.
•	Employee is on corrective action due to performance issues, engages in serious misconduct resulting in formal disciplinary action during the performance period and/or has been tardy in excess of five minutes more than three times in any given month.
•	Overall performance, actual contribution to Company objectives and expected contribution in the future, do not warrant (in the discretion of management) payment of an Incentive Award.
•	You are not actively employed by the Company on the date of payout. No bonus will be paid while you are on approved leave of absence (unless such leave is pursuant to the Family Medical Leave Act); any
Incentive Award payable to you will be distributed only upon your return to active status.
Criteria
This incentive plan is based on attainment of individual monthly scores and monthly group scores as computed by the Unit Manager(s) based on data from Adjustments, Telecom, Corporate Actions and MCS Tracking.
Scores are computed monthly from the first business day of the month through the last business day of the month.

Payout Calculation

Payout occurs quarterly. Eligibility will begin the 1st full month after completing 90 days in the MCS position.
For example, an employee starts on February 11th, eligibility starts after 90 days – May 11th. The bonus starts calculating on June 1st, since it is the first full month after eligibility requirement is met.

Individual Incentives:

No Miscoding Errors, No Adjustment Rejects, No Errors on Processed Items:

Grade Level	Calculated Monthly/Paid
7, 9 and 11	Quarterly

No Errors reported	$250.00

Explanation:
•	No Miscoding Errors
Items on the Tracking System that are not coded with proper
origin of error as determined from the Weekly MCS/EHV Report.
•	No Adjustment Rejects
Any items rejected by the Adjustments Dept that are NIGO.
The Adjustment Dept generates this report weekly
•	No Errors on Processed Items
Any item that is called in by a Eaton Vance Team Leader or
or found by a Manager at PNC to have been processed
incorrectly by MCS.

Group Incentives:

	Group Award	Calculated Monthly/Paid
Quarterly

All criteria listed above		$100.00 per person
All criteria listed above		A celebratory lunch for the group

All of the following criteria must be met in order for the Group to receive the stated award.
•	Aging-
No item will age more than 9 days determined by the Weekly Report
•	Gain/Loss-
No Gain/Loss attributable to MCS reported by Corporate Actions on their weekly report
•	Service Levels-
Turnaround times must remain above expected service level-
90% of the MCS items are completed within 5 business days as determined by the Monthly Report

Measurements of goals are subject to change to accommodate business requirements

III.	ADMINISTRATION
	•	Unit managers are responsible for tracking individual eligibility, gathering monthly/quarterly performance data and completing unit summary report.
	•	Payment of incentives will take place during the month following the measured period (after receipt of quality reports).
	•	Unit roll up of earned incentives requires Call Center Director and Vice President of Eaton Vance
Client Services sign off prior to submission to Compensation.
	•	Participant must be an active PNC employee at time of actual payout in order to receive the incentive payment.
	•	PNC Client Service Management will review rating scales with Eaton Vance annually to determine success of program.
IV.	MAXIMUM INCENTIVE PLAN REWARD PAYOUTS

TOTAL REWARDS AVAILABLE for Transaction Processing, Correspondence, and MCS collectively $60,000 per annum
Additional Points:
1.	PNC has committed to paying for the NQR–related costs for the transaction processing and correspondence review as a part of their commitment to care. This cost is $85,000.
2.	These award dollars will be placed in a fund available for staffing incentives.

V. ADDITONAL EATON VANCE STANDARDS OF CARE

Transaction Processing
• New accounts (including TOA New Accounts) - T
• Purchases - T
• Exchanges - T
• Transfers - T + 2
• Redemptions - T
• Maintenances - T + 4

Correspondence/Call Outs
• Priority Calls (Financial) - T + 1
• Priority Letters (Financial) - T+4
• Non-Priority Calls - T + 3
• Non-Priority Letters - T + 4
• Transfer of Assets Letters - T+4

Adjustments
• Processing Initiated for All items - T + 0
• All items Quality Control - T + 1
• Cancel/Rebill - T

Management Company Support
• 99% > of Priority 6 Financial items received in good order prior to 3:00pm EST will be submitted for initial processing or research on T
• 99%> of all items received in good order by MCS prior to 3:00pm EST will be assigned and acknowledged on the AHD system
• 80%> of all items received in good order by MCS prior to 3:00pm EST will be resolved in T + 3
• 90%> of all items received in good order by MCS prior to 3:00pm EST will be resolved T + 5
• 98%> completed item accuracy, as determined by dispute feedback provided by
Eaton Vance Team Leaders and mutually agreed by MCS Management

Research
• Priority Items ( Financial ) – R + 2
• Non-Financial Items – R + 3
• Other –
• Statements, Tax Forms - ( Current to 1997) – R + 1
• Transcripts/Fiche – ( 1997-1985) – R + 3
• Items Prior to 1985 ( pulls from Iron Mountain ) – R + 5
• Check Requests ( IPS ) – R + 1
• Check Requests ( Mellon/BSDT) – R + 3

Exhibit 2 Summary of PNC Disaster Recovery Plan

[See Attached PNC Disclosure on Business Resiliency Planning]

PNC Global Investment Servicing
Customer Disclosure on Business Resiliency Planning

This document provides an overview of the PNC Global Investment Servicing (PNC G.I.S.) business resiliency program and covers all business segments. It is intended for reference by clients and business partners. Actual workplace and technology recovery documents are proprietary and confidential and are not published. Recovery documents are updated periodically with material changes reflected in this document.

PNC Global Investment Servicing maintains an active business continuity planning program to address business disrupting events of varying scope. Our strategy is multi-faceted and multi-dimensional, addressing the following issues in the contexts of both short-term and long-term disruptions:

- Business Processes
- Technology
- Personnel
- Facilities
- Communication (internal and external)

In the event of a short-term disruption, such as evacuation of one or more primary sites, alternate recovery site arrangements are in place. Different courses of action will be pursued depending on the impact. To the extent necessary: Critical processing will be rerouted to processing locations that are a significant distance from the affected site. Critical impacted staff will be relocated to another local site displacing less critical staff from their workspaces or to a "hot" alternate site dedicated to recovery, which is not occupied during normal operations.

In the event of a long-term disruption, such as structural damage to one or more primary sites or occupation of a primary site being prohibited for a significant period of time, alternate staff recovery site arrangements and technology recovery sites exist. Critical processing will be rerouted to processing locations that are a significant distance away from the affected site. Critical impacted staff will be relocated to a site that has the capacity to sustain a longer period of disruption. Agreements with local telecommunication carriers are in place to reroute incoming customer calls to provide uninterrupted customer service.

In addition, alternate technology recovery sites have been established for all critical applications required to process business activities. The recovery architecture of the applications has been designed so that the recovery time objectives stated in the business impact analysis and business continuity plans are met. Each technology recovery site utilizes utility services that are separate from those used by the applicable primary technology site to minimize the probability of a disruption impacting both sites.

Communication with customers, vendors and employees is critical to continuing customer service during a disruption. Our business continuity plans provide for employee communications from the executive leadership throughout the entire employee population. Emergency employee, customer and vendor contact lists are updated throughout the year to ensure that these lists are accurate.

PNC Global Investment Servicing acknowledges that testing is a key element to ensuring that business continuity plans are comprehensive, adequate and accurate. Regularly scheduled testing occurs across all product lines. A structured scenario-based testing approach is based on process risk valuation and recovery time objectives for both business processes and technology supporting the businesses. Testing is multi-faceted and includes:

- Employee Call Tree Testing
- Workplace Recovery Testing
- Application and Infrastructure Recovery Testing
- Crisis Management Testing

July 2008

PNC
GLOBAL INVESTMENT
SERVICING

Since much of its mutual fund record-keeping is mainframe processing-based, PNC's High-Availability Infrastructure capability is relied on to protect Client records. This Mainframe High-Availability Infrastructure has been successfully tested to demonstrate a recovery time objective of 5 hours in case of disruptions at its primary Pittsburgh-based data center. This high-availability model is tested annually with the most recent test successfully completed in May 2007.

Highlights of the Mainframe High-Availability Infrastructure

- Hot-site recovery of all mainframe-based production systems and applications via continuous data replication with a five-hour RTO (plus/minus 1 hour) and near-zero RPO, including network connectivity restoration
- Transparent support for client connectivity needs in case of a disaster, e.g., no need for client-side modifications to resume processing (note: periodic client testing may require test-specific modifications)
- Leverages a major vendor-provided recovery center at a separation of over 300 miles
- Completely replaces magnetic tape-based mainframe recovery methods for primary mainframe-based record keeping systems
- Fully positioned to leverage anticipated technology developments to improve the recovery time objective metric

Distributed system-based application testing is scheduled based on criticality with the most critical applications tested at least every 12 months.

During the past year, PNC Global Investment Servicing has conducted approximately 30 workplace recovery tests. These tests included redirection of operations for all business segments and Call Center services during scenario-based testing with successful recovery within stated recovery time objectives. The tests involved vendor-operated as well as internally-owned workplace recovery space. Emphasis is placed on testing multiple business segments within a location to simulate the impact of a disaster on an entire facility and the demand placed on resources. Testing of all business segments demonstrates the ability of PNC G.I.S. to continue critical services after a business interruption.

PNC Global Investment Servicing has a robust business continuity program that is focused on customer service, the safety of employees and risk mitigation. Commitment from all levels of management to maintain the program is demonstrated through active participation in strategy planning, regular testing and identifying areas for continued process improvement.

If you have questions regarding our business recovery plan or seek additional information, please contact your PNC Global Investment Servicing representative.

September 2007

Exhibit 3

“As-of” Procedures

Set forth below are the procedures PNC will follow with respect to the treatment of financial gains and losses resulting from “as-of” shareholder transactions in the Eaton Vance Funds.

Definitions

• As-of Shareholder Transaction
An “as-of” transaction, also known as a backdated trade, is defined as a purchase, redemption or exchange transaction processed on a retroactive basis. The effective date of such transaction will be a date prior to the processing date. The difference in the share price between the “as-of” trade date and the processing date could result in a gain or loss to the Portfolio (or shareholder) which may increase or dilute the assets of the Fund (share class) or any dividends paid by the Portfolio during the Accumulation Period as defined below.

• Materiality
Materiality shall be defined as the point at which the NAV of the Fund is impacted as described below.

• Late Dividend Gain/Loss
An increase or decrease in the Funds dividend or distribution amounts to be paid to shareholders that results from any
“as-of” trading activity after the Funds distribution ex-dividend date (ex-date).

General Practice

PNC has the capability to track, at the Portfolio or Fund/class level, both on a daily and cumulative basis, the impact of all shareholder “as-of” transactions processed through PNC’s transfer agent system (the “PNC System”). This tracking is reflected on the daily SuperSheets prepared by PNC. For Eaton Vance, daily and cumulative gain/loss balances are reported “net” at the Portfolio level. To facilitate the tracking and reporting process, PNC assigns a responsibility code to track gain/loss by the following parties:

1. Management Company
• Management Company
• Dealer

2. Fund
• Estimates
• Shareholder
• Transmission Issue

3. Transfer Agent

Gain/Loss Reporting and Tracking
PNC tracks the responsibility by Management Company, Fund and Transfer Agent for all gains and losses generated by “as-of” transactions. PNC may also prepare detailed explanations of “as-of” activity, primarily for internal process improvement purposes. Additionally, a daily/weekly/monthly gain/loss report can be made available to designated individuals at the Fund(s) upon request.

Standard of Materiality

Materiality shall be defined as the point at which the NAV of the Fund is impacted. Materiality is further classified into two categories.

• Daily Event / Material Price Impact:
A pricing error will be considered material if the error is greater than or equal to $.005 per outstanding share on a given day.

• Daily Event / Non-Material Price Impact:
A pricing error will be considered non-material if the error is less than $.005 per outstanding share on a given day.

Procedure

Daily Event / Material Price Impact
In the event that an “as-of” gain/loss amount to the Fund is equal to or exceeds $.005 per outstanding share on any business day, the Fund’s fund accounting service provider (“Fund Accounting”) will be responsible for notifying PNC and the Fund(s). In addition, Fund Accounting will immediately book the appropriate payable/receivable entry in order to “keep the Fund whole.” At that time, PNC will provide a detailed explanation of the transaction, or transactions, which caused the “as-of” amount to equal or exceed the $.005 per outstanding share threshold. PNC will work closely with the Fund(s) to identify and resolve the full gain/loss amount.

Upon confirmation of the reason(s) for any such material price impact resulting from an “as-of” loss on a given day, the responsible party or parties is required to reimburse the full amount due to the Fund. Such reimbursement will occur within a 30 day period and outside of the normal monthly settle-up process.

Daily Event / Non-Material Price Impact
PNC will be responsible for reimbursing the Funds for Transfer Agency designated netted losses of $200 or greater and will settle up on a monthly basis. Netting is only applicable if a gain and loss is generated on related “as of” transactions within the same Portfolio. Related transactions would be defined as transactions processed within the scope of a single adjustment occurrence within the same Portfolio. Otherwise, all gains will remain with the Funds. On an annual basis, the reimbursement by PNC for net losses will not exceed $100,000. For resolution of all loss amounts above the
$100,000 annual threshold, PNC reserves the right to negotiate a mutually agreed upon settlement with Eaton Vance.

The responsibility for the tracking and recovery of all other amounts owed to the Funds resulting from “as of”
transaction activity resides with Eaton Vance.
___________________________________

PNC will utilize the procedures outlined below for dividend accrual gain/loss resulting from any “as of” trading activity occurring within a given calendar month and “late dividends” resulting from “as-of” transactions crossing a Funds ex-
date.

Late Dividend Gain/Loss
Late dividend gain/loss results from “as-of” trade activity that generates a dividend/capital gain after the Funds payable date. Late dividend gain/loss will be reported to Eaton Vance and recovered in accordance with their existing gain/loss reimbursement procedures.
______________________________________
Interest Compensation
In the event of a check disbursement or wire payment error in which the shareholder has lost interest due to a misrouting of the proceeds, PNC will not pay interest compensation to the shareholder until reimbursement of such interest earnings are received from the bank that erroneously benefited from the misrouted payment. In cases where PNC is at fault, payment of interest compensation to the shareholder will not be delayed.